EXHIBIT 4.1
                                                              -----------










                           BAY STATE GAS COMPANY

                         SAVINGS PLAN FOR OPERATING

                             EMPLOYEES AND TRUST

































   Amended and Restated effective January 1,1998




                               First Amendment
                                   to the
    Bay State Gas Company Savings Plan for Operating Employees and Trust


        WHEREAS, Bay State Gas Company (the "Company"), approved and adopted the Bay State Gas Company Savings Plan for Operating Employees (the "Plan") and Trust Agreement (the "Trust") which were originally effective January 1, 1988, and most recently restated January 1, 1998;

        WHEREAS, Section 19.1 of the Plan and Trust provides that the Company reserves the right to amend the Plan and Trust;

        NOW THEREFORE RESOLVED, that the Plan is amended as follows:

   EFFECTIVE JANUARY 9, 2000:

   1. The Appendices are amended to amend Appendix D to add (k) as follows:

        (k) Springfield Division, United Steelworkers of America, AFL-CIO-CLC, Local 12026 Clerical Technical Unit ("Local 12026-Springfield Employees-Clerical Technical Unit") -

   2.   The Schedules are amended to add Schedule K as follows:

        SCHEDULE K - LOCAL 12026 SPRINGFIELD CLERICAL TECHNICAL UNIT

   Employee Pre-Tax Contributions Eligibility:

        First day of the month following the completion of a 60 day Period of Employment.

   Eligibility for Employer Contribution:

        First day of the next month after completing a Period of Employment consisting of twelve consecutive months in which he or she is credited with at least 1,000 Hours of Service. For each period for which Participant Contributions are made, the Employer shall make Employer Contributions, as set forth below, on behalf of each Participant who is a Local 1202 SpringfieId Employee-Clerical Technical Unit Employee.

   Amount of Employer Contributions:

        The Employer Contribution for each period shall total 50% of each eligible Participant's Employee Pre-Tax Contributions for the period, provided that no Employer Contribution shall be made based upon a Participant's Contributions in excess of 5% of his or her Pay. Notwithstanding the foregoing, "100% of each eligible Participant's Employee Pre-Tax Contributions for the period up to 2.5% of his or her Pay and 50% of each eligible Participant's

                                      1







        Employee Pre-Tax Contributions for the period on the next 5% of his or her Pay" shall be substituted for the formula as stated in the preceding sentence with regard to an eligible Participant who:

             (1) became an Employee before September 1, 1990 and was under age 45 on January 1, 1992; or

             (2)  became an Employee on or after September 1, 1990; or

             (3) became an Employee before September 1, 1990, was at least age 45 on January 1, 1992 and irrevocably elected to waive eligibility for post-retiree medical coverage no later than September 1, 1992.

   3.   The Table of Contents is amended to amend APPENDIX D   EL1GIBLE
        EMPLOYEE to add SCHEDULE K as follows:

        SCHEDULE K  - LOCAL 12026 - SPRINGFIELD EMPLOYEES - CLERICAL
        TECHNICAL UNIT

   4. Section 5.1(a) is amended by deleting the phrase "Schedules A through J" and substituting "Schedules A through K" therefor.

   5. Section 5.1(b) is amended by deleting the phrase "Schedules A through J" and substituting "Schedules A through K" therefor.


   Date:_______________, 2000              Bay State Gas Company


                                 By:___________________________________

                                 Title:________________________________

   The provisions of the above amendment that relate to the Trustee are hereby approved and executed.

   Date:_______________, 2000       Merrill Lynch Trust Company, FSB


                                 By:___________________________________

                                 Title:________________________________








                                      2




    Bay State Gas Company Savings Plan for Operating Employees and Trust

              As Amended and Restated Effective January 1, 1998

   Bay State Gas Company (the "Company"), having originally adopted and established the Bay State Gas Company Savings Plan for Operating Employees (the "Plan") and Trust Agreement (the "Trust") effective January 1, 1988, for the exclusive benefit of eligible employees of the Company and its participating affiliates, last amended and restated the Plan and Trust effective April 1, 995. The Plan is intended to constitute a qualified profit sharing plan, as described in Code section 401(a), which includes a qualified cash or deferred arrangement, as described in Code section 401(k).

   The provisions of the Plan and Trust relating to the Trustee constitute the trust agreement which is entered into by and between the Company and Merrill Lynch Trust Company, FSB (the "Trustee"). The Trust is intended to be tax exempt, as described in Code section 501(a).

   The Plan is intended to comply with the qualification requirements as amended by the Uniformed Services Employment and Reemployment Rights Act of 1994 (USERRA), the Uruguay Round Agreements Act (GATT), the Small Business Job Protection Act of 1996 (SBJPA), the Taxpayer Relief Act of 1997 (TRA '97), and the Restructuring and Reform Act of 1998 (RRA '98), and is intended to comply in operation therewith. To the extent that the Plan, as set forth below, is subsequently determined to be insufficient to comply with such requirements and any regulations issued under these qualification requirements, the Plan shall later be amended to so comply.

   The Bay State Gas Company Savings Plan for Operating Employees and Trust, as set forth in this document, is hereby amended and restated effective as of January 1, 1998 (except as otherwise indicated herein).


   Date:_______________, 2000              Bay State Gas Company


                                 By: /s/ Barbara McKay
                                    ------------------------------------

                                 Title:_________________________________

   The trust agreement set forth in those provisions of the Plan and Trust which relate to the Trustee is hereby executed.

   Date:_______________, 2000              Merrill Lynch Trust Company,
                                           FSB


                                 By:____________________________________

                                 Title:_________________________________







                              TABLE OF CONTENTS

                                                                     PAGE

   1    DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . .    1

   2    ELIGIBILITY  . . . . . . . . . . . . . . . . . . . . . . . .   12
        2.1  Eligibility . . . . . . . . . . . . . . . . . . . . . .   12
        2.2  Ineligible Employees  . . . . . . . . . . . . . . . . .   13
        2.3  Ineligible, Terminated or Former Participants . . . . .   13

   3    PARTICIPANT CONTRIBUTIONS  . . . . . . . . . . . . . . . . .   14
        3. 1 Employee Pre-Tax Contribution Election  . . . . . . . .   14
        3.2  Changing a Contribution Election  . . . . . . . . . . .   14
        3.3  Revoking and Resuming a Contribution Election . . . . .   14
        3.4  Contribution Percentage Limits  . . . . . . . . . . . .   14
        3.5  Refunds When Contribution Dollar Limit Exceeded . . . .   15
        3.6  Timing, Posting and Tax Considerations  . . . . . . . .   15

   4    ROLLOVER CONTRIBUTIONS AND TRANSFERS FROM AND TO OTHER
        QUALIFIED PLANS  . . . . . . . . . . . . . . . . . . . . . .   16
        4.1  Rollover Contributions  . . . . . . . . . . . . . . . .   16
        4.2  Transfers From and To Other Qualified Plans . . . . . .   17

   5    EMPLOYER CONTRIBUTIONS . . . . . . . . . . . . . . . . . . .   17
        5.1  Employer Contributions  . . . . . . . . . . . . . . . .   17
        5.2  Plan Expenses Contributions . . . . . . . . . . . . . .   18

   6    ACCOUNTING . . . . . . . . . . . . . . . . . . . . . . . . .   18
        6.1  Individual Participant Accounting . . . . . . . . . . .   18
        6.2  Sweep Account is Transaction Account  . . . . . . . . .   18
        6.3  Trade Date Accounting and lnvestment Cycle  . . . . . .   19
        6.4  Accounting for Investment Funds . . . . . . . . . . . .   19
        6.5  Payment of Fees and Expenses  . . . . . . . . . . . . .   19
        6.6  Accounting for Participant Loans  . . . . . . . . . . .   20
        6.7  Error Correction  . . . . . . . . . . . . . . . . . . .   20
        6.8  Participant Statements  . . . . . . . . . . . . . . . .   20
        6.9  Special Accounting During Conversion Period . . . . . .   21
        6.10 Accounts for Alternate Payees . . . . . . . . . . . . .   21

   7    INVESTMENT FUNDS AND ELECTIONS . . . . . . . . . . . . . . .   22
        7.1  Investment Funds  . . . . . . . . . . . . . . . . . . .   22
        7.2  Responsibility for Investment Choice  . . . . . . . . .   22
        7.3  Investment Fund Elections . . . . . . . . . . . . . . .   23
        7.4  Default if No Valid Investment Election . . . . . . . .   23
        7.5  Investment Fund Election Change Fees  . . . . . . . . .   23

   8    VESTING  . . . . . . . . . . . . . . . . . . . . . . . . . .   23
        8.1  Fully Vested Accounts . . . . . . . . . . . . . . . . .   23

   9    PARTICIPANT LOANS  . . . . . . . . . . . . . . . . . . . . .   23
        9.1  Participant Loans Permitted . . . . . . . . . . . . . .   23

        9.2  Loan Application, Note and Security . . . . . . . . . .   24
        9.3  Spousal Consent . . . . . . . . . . . . . . . . . . . .   24
        9.4  Loan Approval . . . . . . . . . . . . . . . . . . . . .   24
        9.5  Loan Funding Limits, Account Sources and Funding Order    24
        9.6  Maximum Number of Loans . . . . . . . . . . . . . . . .   25
        9.7  Source and Timing of Loan Funding . . . . . . . . . . .   25
        9.8  Interest Rate . . . . . . . . . . . . . . . . . . . . .   25
        9.9  Loan Payment  . . . . . . . . . . . . . . . . . . . . .   25
        9.10 Loan Payment Hierarchy  . . . . . . . . . . . . . . . .   25
        9.11 Repayment Suspension  . . . . . . . . . . . . . . . . .   26
        9.12 Loan Default  . . . . . . . . . . . . . . . . . . . . .   26
        9.13 Call Feature  . . . . . . . . . . . . . . . . . . . . .   26

   10   IN-SERVICE WITHDRAWALS . . . . . . . . . . . . . . . . . . .   26
        10.1 In-Service Withdrawals Permitted  . . . . . . . . . . .   26
        10.2 In-Service Withdrawal Application and Notice  . . . . .   27
        10.3 Spousal Consent . . . . . . . . . . . . . . . . . . . .   27
        10.4 In-Service Withdrawal Approval  . . . . . . . . . . . .   27
        10.5 Payment Form and Medium . . . . . . . . . . . . . . . .   28
        10.6 Source and Timing of In-Service Withdrawal Funding  . .   28
        10.7 Hardship Withdrawals  . . . . . . . . . . . . . . . . .   28
        10.8 Prior After-Tax Account Withdrawals . . . . . . . . . .   30
        10.9 Rollover Account Withdrawals  . . . . . . . . . . . . .   30
        10.10     Prior Company Account Plus Withdrawals . . . . . .   31
        10.11     Over Age 59 1/2 Withdrawals  . . . . . . . . . . .   31

   11   DISTRIBUTIONS ONCE EMPLOYMENT ENDS OR BY REASON OF A
        PARTICIPANT'S REQUIRED BEGINNING DATE  . . . . . . . . . . .   32
        11.1 Benefit Information, Notices and Election . . . . . . .   32
        11.2 Spousal Consent . . . . . . . . . . . . . . . . . . . .   33
        11.3 Payment Form and Medium . . . . . . . . . . . . . . . .   33
        11.4 Distribution of Small Amounts . . . . . . . . . . . . .   33
        11.5 Source and Timing of Distribution Funding . . . . . . .   34
        11.6 Latest Commencement Permitted . . . . . . . . . . . . .   34
        11.7 Payment Within Life Expectancy  . . . . . . . . . . . .   35
        11.8 Incidental Benefit Rule . . . . . . . . . . . . . . . .   35
        11.9 Payment to Beneficiary  . . . . . . . . . . . . . . . .   36
        11.10     Beneficiary Designation  . . . . . . . . . . . . .   36

   12   ADP AND ACP TESTS  . . . . . . . . . . . . . . . . . . . . .   37
        12.1 Contribution Limitation Definitions . . . . . . . . . .   37
        12.2 ADP and ACP Tests . . . . . . . . . . . . . . . . . . .   41
        12.3 Connection of ADP and ACP Tests for Plan Years
             Commencing Before January 1, 1997 . . . . . . . . . . .   42
        12.4 Connection of ADP and ACP Tests for Plan Years
             Commencing After December 31, 1996  . . . . . . . . . .   43
        12.5 Multiple Use Test . . . . . . . . . . . . . . . . . . .   45
        12.6 Connection of Multiple Use Test . . . . . . . . . . . .   45
        12.7 Adjustment for Investment Gain on Loss  . . . . . . . .   45
        12.8 Testing Responsibilities and Required Records . . . . .   46
        12.9 Separate Testing  . . . . . . . . . . . . . . . . . . .   46

   13   MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS . . . . . . . .   46
        13.1 "Annual Addition" Defined . . . . . . . . . . . . . . .   46
        13.2 Maximum Annual Addition . . . . . . . . . . . . . . . .   47
        13.3 Avoiding an Excess Annual Addition  . . . . . . . . . .   47
        13.4 Correcting an Excess Annual Addition  . . . . . . . . .   47
        13.5 Correcting a Multiple Plan Excess . . . . . . . . . . .   47
        13.6 "Defined Benefit Fraction" Defined  . . . . . . . . . .   48
        13.7 "Defined Contribution Fraction" Defined . . . . . . . .   48
        13.8 Combined Plan Limits and Correction . . . . . . . . . .   48

   14   TOP HEAVY RULES  . . . . . . . . . . . . . . . . . . . . . .   49
        14.1 Top Heavy Definitions . . . . . . . . . . . . . . . . .   49
        14.2 Special Contributions . . . . . . . . . . . . . . . . .   51
        14.3 Adjustment to Combined Limits for Different Plans . . .   51

   15   PLAN ADMINISTRATION  . . . . . . . . . . . . . . . . . . . .   51
        15.1 Plan Delineates Authority and Responsibility  . . . . .   51
        15.2 Fiduciary Standards . . . . . . . . . . . . . . . . . .   52
        15.3 Company's Benefits Committee is ERISA Plan
             Administrator . . . . . . . . . . . . . . . . . . . . .   52
        15.5 Advisors May be Retained  . . . . . . . . . . . . . . .   53
        15.6 Delegation of Administrator Duties  . . . . . . . . . .   54
        15.7 Committee Operating Rules . . . . . . . . . . . . . . .   54
        15.8 Fees and Expenses . . . . . . . . . . . . . . . . . . .   55
        15.9 Company Not A Fiduciary . . . . . . . . . . . . . . . .   55

   16   MANAGEMENT OF INVESTMENTS  . . . . . . . . . . . . . . . . .   55
        16.1 Trust Agreement . . . . . . . . . . . . . . . . . . . .   55
        16.2 Investment Funds  . . . . . . . . . . . . . . . . . . .   55
        16.3 Authority to Hold Cash  . . . . . . . . . . . . . . . .   56
        16.4 Trustee to Act Upon Instructions  . . . . . . . . . . .   56
        16.5 Administrator Has Right to Vote Registered Investment
             Company Shares  . . . . . . . . . . . . . . . . . . . .   57
        16.6 Custom Fund Investment Management . . . . . . . . . . .   57
        16.7 Master Custom Fund  . . . . . . . . . . . . . . . . . .   58
        16.8 Authority to Segregate Assets . . . . . . . . . . . . .   58
        16.10     Participants Have Right to Vote and Tender Company
                  Stock  . . . . . . . . . . . . . . . . . . . . . .   59
        16. 11    Registration and Disclosure for Company Stock  . .   59

   17   TRUST ADMINISTRATION . . . . . . . . . . . . . . . . . . . .   59
        17.1 Trustee to Construe Trust . . . . . . . . . . . . . . .   59
        17.2 Trustee To Act As Owner of Trust Assets . . . . . . . .   60
        17.3 United States Indicia of Ownership  . . . . . . . . . .   60
        17.4 Tax Withholding and Payment . . . . . . . . . . . . . .   60
        17.5 Trust Accounting  . . . . . . . . . . . . . . . . . . .   61
        17.6 Valuation of Certain Assets . . . . . . . . . . . . . .   61
        17.7 Legal Counsel . . . . . . . . . . . . . . . . . . . . .   61
        17.8 Fees and Expenses . . . . . . . . . . . . . . . . . . .   62
        17.9 Trustee Duties and Limitations  . . . . . . . . . . . .   62

   18   RIGHTS, PROTECTION, CONSTRUCTION AND JURISDICTION  . . . . .   62

        18.1 Plan Does Not Affect Employment Rights  . . . . . . . .   62
        18.2 Compliance With USERRA  . . . . . . . . . . . . . . . .   62
        18.3 Limited Return of Contributions . . . . . . . . . . . .   63
        18.4 Assignment and Alienation . . . . . . . . . . . . . . .   63
        18.5 Facility of Payment . . . . . . . . . . . . . . . . . .   64
        18.6 Reallocation of Lost Participant's Accounts . . . . . .   64
        18.7 Suspension of Certain Plan Provisions During Conversion
             Period  . . . . . . . . . . . . . . . . . . . . . . . .   64
        18.8 Suspension of Certain Plan Provisions During Other
             Periods . . . . . . . . . . . . . . . . . . . . . . . .   64
        18.9 Claims Procedure  . . . . . . . . . . . . . . . . . . .   65
        18.10     Construction . . . . . . . . . . . . . . . . . . .   66
        18.11     Jurisdiction and Severability  . . . . . . . . . .   66
        18.12     Indemnification by Employer  . . . . . . . . . . .   66
        18.13     Effect of Collectively Bargained Schedules . . . .   67
        18.14     Release by Participants and Beneficiaries  . . . .   67

   19   AMENDMENT, MERGER, DIVESTITURES AND TERMINATION  . . . . . .   67
        19.1 Amendment . . . . . . . . . . . . . . . . . . . . . . .   67
        19.2 Merger  . . . . . . . . . . . . . . . . . . . . . . . .   68
        19.3 Divestitures  . . . . . . . . . . . . . . . . . . . . .   68
        19.4 Plan Termination and Complete Discontinuance of
             Contributions . . . . . . . . . . . . . . . . . . . . .   69
        19.5 Amendment and Termination Procedures  . . . . . . . . .   69
        19.6 Termination of Employer's Participation . . . . . . . .   70
        19.7 Replacement of the Trustee  . . . . . . . . . . . . . .   70
        19.8 Final Settlement and Accounting of Trustee  . . . . . .   70

   APPENDIX A - INVESTMENT FUNDS . . . . . . . . . . . . . . . . . .   72

   APPENDIX B - PAYMENT OF PLAN FEES AND EXPENSES  . . . . . . . . .   73

   APPENDIX C - LOAN INTEREST RATE . . . . . . . . . . . . . . . . .   74

   APPENDIX D - ELIGIBLE EMPLOYEE  . . . . . . . . . . . . . . . . .   75

   SCHEDULE A - LOCAL 326 LAWRENCE EMPLOYEES . . . . . . . . . . . .   76

   SCHEDULE B - LOCAL 273 BROCKTON OPERATING EMPLOYEES . . . . . . .   77

   SCHEDULE C - LOCAL 273 BROCKTON CLERICAL/TECHNICAL EMPLOYEES  . .   78

   SCHEDULE D - LOCAL 341PORTLAND EMPLOYEES  . . . . . . . . . . . .   79

   SCHEDULE E - LOCAL 341 GRANITE STATE EMPLOYEES  . . . . . . . . .   80

   SCHEDULE F - LOCAL 12026 SPRINGFIELD EMPLOYEES  . . . . . . . . .   81

   SCHEDULE G - LOCAL 486 SPRINGFIELD EMPLOYEES  . . . . . . . . . .   82

   SCHEDULE H - LOCAL 12012-6 PORTSMOUTH EMPLOYEES . . . . . . . . .   83

   SCHEDULE I - LOCAL 8-366 ENERGYUSA BROCKTON PROPANE EMPLOYEES . .   84

   SCHEDULE J - LOCAL 12012-8 ENERGYUSA NORTHERN PROPANE EMPLOYEES .   85

   1    DEFINITIONS

        When capitalized, the words and phrases below have the following meanings unless different meanings are clearly required by the context:

        1.1 "Account". The records maintained by the Administrator for purposes of accounting for a Participant's interest in the Plan. "Account" may refer to one or all of the following accounts which have been created on behalf of a Participant to hold amounts attributable to specific types of Contributions under the Plan, contributions previously permitted under the Plan and amounts transferred from the Bay State Gas Company Employee Stock Ownership Plan (the "ESOP") and/or the Bay State Gas Company Employee Savings Plan (the "Salaried Plan") in accordance with Section 4.2:

             (a) "Employee Pre-Tax Account". An account created to hold amounts attributable to Employee Pre-Tax Contributions and amounts transferred from the Salaried Plan designated as "Employee Pre-Tax Account" amounts thereunder.

             (b) "Prior After-Tax. Account". An account created to hold amounts attributable to amounts transferred from the Salaried Plan designated as "Prior After-Tax Account" amounts thereunder.

             (c) "Rollover Account". An account created to hold amounts attributable to Rollover Contributions and amounts transferred from the Salaried Plan designated as "Rollover Account" amounts thereunder.

             (d) "Employer Account". An account created to hold amounts attributable to Employer Contributions and amounts transferred from the Salaried Plan designated as "Employer Match Account" amounts thereunder.

             (e) "Plan Expense Account". An account created to hold amounts attributable to Plan Expenses Contributions.

             (f) "Prior Company Account". An account created to hold amounts transferred from the Salaried Plan designated as "Prior Company Account" amounts thereunder.

        1.2 "ACP" or "Average Contribution Percentage". The percentage calculated in accordance with Section 12.1.

        1.3  "Administrator". The Bay State Gas Company Benefits
             Committee, which may delegate all or a portion of the duties


                                      1







             of the Administrator under the Plan to a Committee in accordance with Section 15.6.

        1.4 "ADP" or "Average Deferral Percentage". The percentage calculated in accordance with Section 12.1.

        1.5 "Alternate Payee". Any spouse, former spouse, child or other dependent (as defined in Code section 152) of a Participant who is recognized by a qualified domestic relations order ("ODRO") as having a right to receive all, or a portion, of the Participant's Account under the Plan.

        1.6 "Beneficiary". The person(s) entitled to receive benefits under the Plan after the death of either the Participant pursuant to the "Beneficiary Designation" paragraph in
             Section 11 or the Alternate Payee pursuant to Section 6.10.

        1.7 "Code". The Internal Revenue Code of 1986, as amended. Reference to any specific Code section shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

        1.8 "Committee". If applicable, the committee which has been appointed by the Administrator to administer the Plan in accordance with Section 15.6.

        1.9 "Company". Bay State Gas Company or any successor by merger, purchase or otherwise.

        1.10 "Company Stock". Shares of common stock of the Company, its predecessor(s), or its successors or assigns, or any corporation with or into which said Company may be merged, consolidated or reorganized, or to which a majority of its assets may be sold.

        1.11 "Compensation". The sum of a Participant's Taxable Income and salary reductions, if any, pursuant to Code section 125, 402(e)(3), 402(g), 402(h)(1)(B), 403(b), 408(p)(2)(A)(i) or
             457.

             For purposes of determining benefits under the Plan, Compensation is limited to $150,000 per Plan Year (as adjusted for cost of living increases pursuant to Code sections 401(a)(17) and 415(d)). For Plan Years commencing before January 1, 1997, for purposes of the preceding sentence, in the case of an HCE who is a 5% Owner or one of the 10 most highly compensated Employees, (i) such HCE and such HCE"s family group (as defined below) shall be treated as a single employee and the Compensation of each family group member shall be aggregated with the Compensation of such HCE, and (ii) the limitation on Compensation shall be

                                      2







             allocated among such HCE and his or her family group members in proportion to each individual's Compensation before the application of this sentence. For purposes of this Section, the term "family group" shall mean an Employee's spouse and lineal descendants who have not attained age 19 before the close of the year in question.

             For purposes of determining HCEs and key employees and for Plan Years commencing after December 31, 1997, for purposes of Sections 13.2 and 14.2, Compensation for the entire Plan Year shall be used. For purposes of determining ADP and ACP, Compensation shall be limited to amounts paid to an Eligible Employee while a Participant.

        1.12 "Contribution". An amount contributed to the Plan by the Employer or an Eligible Employee, and allocated by contribution type to Participants" Accounts, as described in
             Section 1.1. Specific types of contribution include:

             (a) "Employee Pre-Tax Contribution". An amount contributed by an eligible Participant in conjunction with his or her Code section 401(k) salary deferral election which shall be treated as made by the Employer on the eligible Participant's behalf.
             (b) "Rollover Contribution". An amount contributed by an Eligible Employee which originated from another employer's or the Employer's qualified plan.

             (c) "Employer Contribution". An amount contributed by the Employer on an eligible Participant's behalf based upon the amount contributed by the eligible Participant.

             (d) "Plan Expenses Contribution". An amount contributed by the Employer, at its discretion, for the payment of expenses of the Plan and Trust.

        1.13 "Contribution Dollar Limit". The annual limit placed on each Participant's Employee Pre-Tax Contributions, which shall be $7,000 per calendar year (as adjusted for cost of living increases pursuant to Code sections 402(g)(5) and 415(d)). For purposes of this Section, a Participant's Employee Pre-Tax Contributions shall include (i) any employer contribution under a qualified cash or deferred arrangement (as defined in Code section 401(k)) to the extent not includible in gross income for the taxable year under Code section 402(e)(3) (determined without regard to Code section 402(g)), (ii) any employer contribution to the extent not includible in gross income for the taxable year under Code section 402(h)(1)(B) (determined without regard to Code section 402(g)), (iii) any employer contribution to purchase an annuity contract under Code section 403(b) under a salary reduction agreement (within the meaning of Code section

                                      3







             3121(a)(5)(D)) and (iv) for calendar years commencing after December 31, 1996, any elective employer contribution under Code section 408(p) (2) (A) (i).

        1.14 "Conversion Period". The period of converting the prior accounting system of any plan and trust which is merged, in whole or in part, into the Plan and Trust, to the accounting system described in Section 6.

        1.15 "Direct Rollover". An Eligible Rollover Distribution that is paid by the Plan directly to an Eligible Retirement Plan for the benefit of a Distributee.

        1.16 "Disability". A Participant's total and permanent, mental or physical disability resulting in termination of employment as evidenced by presentation of medical evidence satisfactory to the Administrator.

        1.17 "Distributee". A Participant, a Beneficiary (if he or she is the surviving spouse of a Participant) or an Alternate Payee under a ODRO (if he or she is the spouse or former spouse of a Participant).

        1.18 "Effective Date". The date upon which the provisions of this document become effective. This date is January 1, 1998, unless stated otherwise. In general, the provisions of this document only apply to Participants who are Employees on or after the Effective Date. However, investment and distribution provisions apply to all Participants with Account balances to be invested or distributed after the Effective Date.

        1.19 "Eligible Employee". An Employee of the Employer, whose compensation, conditions of employment, or position are covered by a collective bargaining agreement to which the Employer is a party, which agreement calls for the Employee's participation in the Plan, which collective bargaining units as of the Effective Date are set forth in Appendix D.

        1.20 "Eligible Retirement Plan". An individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a), that accepts a Distributee's Eligible Rollover Distribution, except that, if the Distributee is the surviving spouse of a Participant, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

        1.21 "Eligible Rollover Distribution". A distribution of all or any portion of the balance to the credit of a Distributee,

                                      4







             excluding (i) a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period often years or more;
             (ii) a distribution to the extent such distribution is required under Code section 401(a)(9); (iii) the portion of a distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities); and effective January 1, 1999, (iv) Hardship Withdrawal amounts withdrawn from a Participant's Pre-Tax Account.

             As regards (iv) above, for the 1999 calendar year, the Distributee may determine a distribution to be an Eligible Rollover Distribution using the definition prior to 1999.

        1.22 "Employee". An individual who is directly employed by the Employer in a position that the Company determines to be subject to federal and/or state employment income or social security taxes and for whom such taxes are regularly withheld from such employment income by the Employer.



                                      5







        1.23 "Employer". The Company and any other Related Company which adopts the Plan with the approval of the Company.

        1.24 "ERISA". The Employee Retirement Income Security Act of 1974, as amended. Reference to any specific ERISA section shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

        1.25 "Former Participant". The Plan status of an individual after he or she is determined to be a Terminated Participant and his or her Account is distributed or forfeited.

        1.26 "HCF" or "Highly Compensated Employee". An Employee described as a Highly Compensated Employee in Section 12.

        1.27 "Hour of Service". Each hour for which an Employee is entitled to:

             (a)  payment for the performance of duties for any Related
                  Company;

             (b) payment from any Related Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence;

             (c) back pay, irrespective of mitigation of damages, by award or agreement with any Related Company (and these hours shall be credited to the period to which the award or agreement pertains); or

             (d) no payment, but is on a Leave of Absence (and these hours shall be based upon his or her normally scheduled hours per week or a 40 hour week if there is no regular schedule).

             The crediting of Hours of Service for which no duties are performed shall be in accordance with the U.S. Department of Labor regulation sections 2530.200b- 2(b) and (c). Actual hours shall be used whenever an accurate record of hours are maintained for an Employee. Otherwise, an equivalent number of hours shall be credited for each payroll period in which the Employee would be credited with at least 1Hour of Service. The payroll period equivalencies are 45 hours weekly, 90 hours biweekly, 95 hours semimonthly and 190 hours monthly.



                                      6







             An Employee's service with a predecessor or acquired company shall only be counted in the determination of his or her Hours of Service for eligibility and/or vesting purposes if
             (1) the Company directs that credit for such service be granted, or (2) a qualified plan of the predecessor or acquired company is subsequently maintained by any Related Company.

        1.28 "Ineligible". The Plan status of an individual who is (1) an Employee of a Related Company which is not then an Employer, (2) an Employee of an Employer, but not an Eligible Employee, or (3) not an Employee.

        1.29 "Ineligible Participant". The Plan status of a Participant who is (1) an Employee of a Related Company which is not then an Employer, or (2) an Employee of an Employer, but not an Eligible Employee.

        1.30 "Investment Fund".  An investment fund as described in
             Section 16.2. The Investment Funds authorized by the
             Administrator to be offered under the Plan as of the Effective Date are set forth in Appendix A.

        1.31 "Leave of Absence". A period during which an individual is deemed to be an Employee, but is absent-from active employment, provided that the absence:

             (a)  was authorized by a Related Company; or

             (b) was due to military service in the United States armed forces and the individual returns to active employment within the period during which he or she retains employment rights under federal law.

        1.32 "Loan Account". The record maintained for purposes of accounting for a Participant's loan and payments of principal and interest thereon.

        1.33 "NHCE" or "Non-Highly Compensated Employee". An Employee described as a Non-Highly Compensated Employee in Section 12.

        1.34 "Normal Retirement Date". The date of a Participant's 65th birthday.

        1.35 "Owner". A person with an ownership interest in the capital, profits, outstanding stock or voting power of a Related Company within the meaning of Code section 318 or 416 (which exclude indirect ownership through a qualified plan).



                                      7







        1.36 "Parental Leave". The period of absence from work by reason of the pregnancy of an Employee, the birth of the Employee's child, the placement of a child with the Employee in connection with the child's adoption, or the caring for such child immediately after birth or placement as described in Code section 410(a)(5)(F).

        1.37 "Participant". The Plan status of an Eligible Employee after he or she completes the eligibility requirements and enters the Plan as described in Section 2. 1 and any individual for whom assets have been transferred from a predecessor plan merged, in whole or in part, with the Plan. An Eligible Employee who makes a Rollover Contribution prior to completing the eligibility requirements as described in
             Section 2.1 shall also be considered a Participant, except that he or she shall not be considered a Participant for purposes of Plan provisions related to Contributions, other than a Rollover Contribution, until he or she completes the eligibility requirements and enters the Plan as described in
             Section 2.1. A Participant's participation continues until his or her employment with all Related Companies ends and his or her Account is distributed or forfeited.

        1.38 "Pay". The straight time wages, exclusive of all daily or weekly overtime, bonuses, supplementary compensation payments, retirement benefits and other forms of non-recurring compensation, but inclusive of shift differentials, Saturday/Sunday premiums, compensation paid at an alternative rate (not including compensation paid at an alternative rate to a salesperson) and seventy-five percent of sales commissions paid to an Eligible Employee by an Employer while he or she is a Participant during the current period. Notwithstanding the foregoing sentence, one-hundred percent of sales commissions paid to an Eligible Employee of Energy USA while he or she is a Participant during the period beginning on or after the date he first performs an Hour of Service for Energy USA shall be included in Pay.

             Pay is neither increased by any salary credit or decreased by any salary reduction pursuant to Code sections 125 or 402(e)(3). Pay is limited to $150,000 per Plan Year (as adjusted for cost of living increases pursuant to Code sections 401(a)(17) and 415(d)).

        1.39 "Period of Employment". The period beginning on the date an Employee first performs an hour of service and ending on the date his or her employment ends. Employment ends on the date the Employee quits, is discharged, retires or dies or (if earlier) the first anniversary of his or her absence for any other reason. The period of absence starting with the date an Employee's employment ends and ending on the date he or

                                      8







             she next performs an hour of service is (1) included in his or her Period of Employment if the period of absence does not exceed one year, and (2) excluded if such period exceeds one year.

             An Employee's service with a predecessor or acquired company shall only be counted in the determination of his or her Period of Employment for eligibility and/or vesting purposes if (1) the Company directs that credit for such service be granted, or (2) a qualified plan of the predecessor or acquired company is subsequently maintained by any Related Company.

        1.40 "Plan".  The Bay State Gas Company Savings Plan for
             Operating Employees set forth in this document, as from time to time amended.

        1.41 "Plan Year". The annual accounting period of the Plan and Trust which ends on each December 31.

        1.42 "ODRO". A domestic relations order which the Administrator has determined to be a qualified domestic relations order within the meaning of Code section 414(p).

        1.43 "Reduction in Force". An Employer sponsored program developed to reduce its workforce on a permanent basis.

        1.44 "Related Company". With respect to any Employer, that Employer and any corporation, trade or business which is, together with that Employer, a member of the same controlled group of corporations, a trade or business under common control, or an affiliated service group within the meaning of Code sections 414(b), (c), (IN) or (o), except that for purposes of Section 13 "within the meaning of Code sections 414(b), (c), (IN) or (o), as modified by Code section 415(h)" shall be substituted for the preceding reference to "within the meaning of Code sections 414(b), (c), (IN) or
             (o)".

        1.45 "Required Beginning Date". The latest date benefit payments shall commence to a Participant.

             (a) For calendar years commencing before January 1, 1997, such date shall mean:

                  (1) with regard to a Participant who attained age 70 1/2 in 1996, did not terminate employment with all Related Companies before January 1, 1997, and is or was not a 5% Owner, the April 1 that next follows (i) the calendar year in which the Participant attained age 70 1/2, or (ii) if the Participant elects to apply this clause (ii), the

                                      9







                       calendar year in which the Participant terminates employment with all Related Companies and any such election must be made prior to January 1, 1998); and

                  (2) with regard to a Participant who attained age 70 1/2 after December 31, 1987 and before January 1, 1996 or, in 1996 if he or she terminated employment with all Related Companies before January 1, 1997 or is or was a 5% Owner, the April 1 that next follows the calendar year in which the Participant attains age 70 1/2; and

                  (3) with regard to a Participant who attained age 70 1/2 before January 1, 1988 and who is not a 5% Owner, the April 1 that next follows the later of
                       (i) the calendar year in which the Participant attained age 70 1/2, or (ii) the calendar year in which the Participant terminates employment with all Related Companies; and

                  (4) with regard to a Participant who attained age 70 1/2 before January 1, 1988 and who is a 5% Owner, the April 1 that next follows the later of (i) the calendar year in which the Participant attained age 70 1/2, or (ii) the earlier of the calendar year in which or within which ends the Plan Year in which the Participant becomes a 5% Owner or the calendar year in which he or she terminates employment with all Related Companies.

                  A Participant shall be considered a 5% Owner for this purpose if such Participant is a 5% Owner as defined in Code section 416(i) (determined in accordance with Code section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which the Participant attains age 661/2 or in any subsequent Plan Year.

             (b) For calendar years commencing after December 31, 1996 and before January 1, 1999, such date shall mean:

                  (1) with regard to a Participant who attained age 70 1/2 in 1997 or 1998, the April 1 that next follows the calendar year in which he or she attained age 70 1/2, except that if the Participant did not terminate employment with all Related Companies before January 1 of the calendar year following the calendar year in which he or she attained age 70 1/2, is not a 5% Owner, such date shall instead mean the April 1 that next follows (i) the calendar year in which the Participant attained

                                     10







                       age 70 1/2, or (ii) if the Participant elects to apply this clause (ii), the calendar year in which the Participant terminates employment with all Related Companies (and any such election must be made prior to the April 1 of the calendar year following the calendar year in which he or she attained age 70 1/2); and

                  (2) with regard to a Participant who is a 5% Owner, the April 1 that next follows the calendar year in which the Participant attains age 70 1/2.

             A Participant shall be considered a 5% Owner for this purpose if such Participant is a 5% Owner with respect to the Plan Year ending in the calendar year in which the Participant attains age 70 1/2.

             (c) For calendar years commencing after December 31, 1998, such date shall mean:

                  (1) with regard to a Participant who is not a 5% Owner, the April 1 that next follows the later of
                       (i) the calendar year in which the Participant attained age 70 1/2, or (ii) the calendar year in which the Participant terminates employment with all Related Companies; and

                  (2) with regard to a Participant who is a 5% Owner, the April 1 that next follows the calendar year in which the Participant attains age 70 1/2.

             A Participant shall be considered a 5% Owner for this purpose if such Participant is a 5% Owner with respect to the Plan Year ending in the calendar year in which the Participant attains age 70 1/2.

        1.46 "Settlement Date". For each Trade Date, the Trustee's next business day.

        1.47 "Spousal Consent". The written consent given by a spouse to a Participant's Beneficiary designation.- The spouse's consent must acknowledge the effect on the spouse of the Participant's designation, and be duly witnessed by a Plan representative or notary public. Spousal Consent shall be valid only with respect to the spouse who signs the Spousal Consent and only for the particular choice made by the Participant which requires Spousal Consent. A Participant may revoke (without Spousal Consent) a prior designation that required Spousal Consent at any time before payments begin. Spousal Consent also means a determination by the Administrator that there is no spouse, the spouse cannot be


                                     11







             located, or such other circumstances as may be established under Code section 417(a)(2)(B).

        1.48 "Sweep Account".  The subsidiary Account for each
             Participant through which all transactions are processed, which is invested in interest bearing deposits (which may include interest bearing deposits of the Trustee) and/or money market type assets or funds.

        1.49 "Sweep Date". The cut off date and time for receiving instructions for transactions to be processed on the next Trade Date.

        1.50 "Taxable Income". Compensation in the amount reported by the Employer or a Related Company as "Wages, tips, other compensation" on Form W-2, or any successor method of reporting under Code section 6041(d).

        1.51 "Terminated Participant". The Plan status of a Participant who is not an Employee and with respect to whom the Administrator has reported to the Trustee that the Participant's employment has terminated with all Related Companies.

        1.52 "Trade Date". Each day the Investment Funds are valued, which is normally every day the assets of such Investment Funds are traded.

        1.53 "Trust". The legal entity created by those provisions of this document which relate to the Trustee. The Trust is part of the Plan and holds the Plan assets which are comprised of the aggregate of Participants" Accounts, any unallocated funds invested in interest bearing deposits (which may include interest bearing deposits of the Trustee) and/or money market type assets or funds, pending allocation to Participants" Accounts or disbursement to pay Plan fees and expenses.

        1.54 "Trustee". Merrill Lynch Trust Company, FSB, a federal savings bank, chartered under the laws of the United States.

        1.55 "USERRA".  The Uniformed Services Employment and
             Reemployment Rights Act of 1994, as amended.

   2    ELIGIBILITY

        2.1  Eligibility

             Except as otherwise provided in the Schedules attached to this Plan, eligibility to participate in the Plan and to receive benefits under the Plan, shall be determined by reference to this Article 2. In the event of any conflict

                                     12







             between the terms of this Article 2, and one or more of the Schedule(s), the terms of the Schedules shall govern with respect to the Participants covered by the affected
             Schedule(s).

             All Participants as of January 1, 1998 shall continue their eligibility to participate.

             Each other Eligible Employee shall become a Participant on the first day of the next month after the date he or she completes a Period of Employment consisting of twelve consecutive months during which he or she is credited with at least 1,000 Hours of Service. The initial twelve consecutive month Period of Employment used to determine whether an otherwise Eligible Employee may become-a Participant begins on the date an Employee first performs an Hour of Service. Subsequent measuring periods for this purpose begin with the first day of each Plan Year beginning after the first Hour of Service is performed.

             Notwithstanding the foregoing, if so provided by the Employee's governing collective bargaining agreement, for purposes of Employee Pre-Tax Contributions only, such Eligible Employee shall become a Participant on the first day of the next month after the date he or she completes a 60 day Period of Employment but in no event later than the date he or she would have otherwise become a Participant in accordance with the preceding paragraph. The eligibility period begins on the date an Employee's Period of Employment commences.

        2.2  Ineligible Employees

             If an Employee completes the above eligibility requirements, but is Ineligible at the time participation would otherwise begin (if he or she were not Ineligible), he or she shall become a Participant on the first subsequent date on which he or she is an Eligible Employee.

        2.3  Ineligible, Terminated or Former Participants

             An Ineligible, Terminated or Former Participant may not make or share in any Contributions, other than such Contributions due to be made on his or her behalf after the date he or she became an Ineligible, Terminated or Former participant for periods prior to such date, nor may an Ineligible or Terminated Participant be eligible for a new Plan loan (except as described in Section 9.1), during the period he or she is an Ineligible or Terminated Participant, but he or she shall continue to participate for all other purposes. An Ineligible, Terminated or Former Participant shall


                                     13







             automatically become an active Participant on the date he or she again becomes an Eligible Employee.

   3    PARTICIPANT CONTRIBUTIONS

        3. 1 Employee Pre-Tax Contribution Election

             Upon becoming a Participant, an Eligible Employee may elect to reduce his or her Pay by an amount which does not exceed the Contribution Dollar Limit or the limits described in the Contribution Percentage Limits paragraph of this Section 3, and have such amount contributed to the Plan by the Employer as a Employee Pre-Tax Contribution. The election shall be made in such manner and with such advance notice as prescribed by the Administrator and may be limited to a whole percentage of Pay. In no event shall an Employee's Employee Pre-Tax Contributions under the Plan and comparable contributions to all other plans, contracts or arrangements of all Related Companies exceed the Contribution Dollar Limit for the Employee's taxable year beginning in the Plan Year.

        3.2  Changing a Contribution Election

             A Participant who is an Eligible Employee may change his or her Employee Pre-Tax Contribution election as of the first day of any month in such manner and with such advance notice as prescribed by the Administrator, and such election change shall be effective with the first payroll paid after such date. A Participant's Contribution election made as a percentage of Pay shall automatically apply to Pay increases or decreases.

        3.3  Revoking and Resuming a Contribution Election

             A Participant may revoke his or her Employee Pre-Tax
             Contribution election at any time in such manner and with such advance notice as prescribed by the Administrator, and such revocation shall be effective with the first payroll paid after such date.

             A Participant who is an Eligible Employee may resume Employee Pre-Tax Contributions by making a new election at the same time in which a Participant may change his or her election in such manner and WITH SUCH ADVANCE NOTICE as prescribed by the Administrator, and such election shall be effective with the first payroll paid after such date.

        3.4  Contribution Percentage Limits

             The Administrator may establish and change from time to time, in writing, without the necessity of amending the Plan

                                     14







             and Trust, the minimum, if applicable, and maximum Employee Pre-Tax Contribution percentages, prospectively or retrospectively (for the current Plan Year), for all Participants. In addition, the Administrator may establish any lower percentage limits for Highly Compensated Employees as it deems necessary to satisfy the tests described in
             Section 12. As of the Effective Date, the Employee Pre-Tax Contribution maximum percentage is 15%.

             Irrespective of the limits that may be established by the Administrator in accordance with the paragraph above, in no event shall the Contributions made by or on behalf of a Participant for a Plan Year exceed the maximum allowable under Code section 415.

        3.5  Refunds When Contribution Dollar Limit Exceeded

             A Participant who makes Employee Pre-Tax Contributions for a calendar year to the Plan and comparable contributions to any other qualified defined contribution plan in excess of the Contribution Dollar Limit may notify the Administrator in writing by the following March 1(or as late as April 14 if allowed by the Administrator) that an excess has occurred. in this event, the amount of the excess specified by the Participant, adjusted for investment gain or loss, shall be refunded to him or her by the April 15 following the year of deferral and shall not be included as an Annual Addition (as defined in Section 13.1) under Code section 415 for the year contributed. The excess amounts shall first be taken from unmatched Employee Pre-Tax Contributions and then from matched Employee Pre-Tax Contributions. Any Employer Contributions attributable to refunded excess Employee Pre-Tax Contributions as described in this Section, adjusted for investment gain or loss, shall be forfeited and used to reduce future Contributions to be made by an Employer as soon as administratively feasible. Refunds shall not include investment gain or loss for the period between the end of the applicable calendar year and the date of distribution.

        3.6  Timing, Posting and Tax Considerations

             Participants' Contributions, other than Rollover Contributions, may only be made through payroll deduction. Such amounts shall be paid to the Trustee in cash and posted to each Participant's Account(s) as soon as such amounts can reasonably be separated from the Employer's general assets and balanced against the specific amount made on behalf of each Participant. In no event, however, shall such amounts be paid to the Trustee more than 90 days after the date amounts are deducted from a Participant's Pay, except that effective February 3, 1997, "15 business days following the end of the month that includes the date amounts are deducted

                                     15







             from a Participant's Pay (or as that maximum period may be otherwise extended by ERISA)" shall be substituted for the preceding reference to "90 days after the date amounts are deducted from a Participant's Pay". Employee Pre-Tax Contributions shall be treated as Contributions made by an Employer in determining tax deductions under Code section 404(a).

   4    ROLLOVER CONTRIBUTIONS AND TRANSFERS FROM AND TO OTHER QUALIFIED
        PLANS

        4.1  Rollover Contributions

             The Administrator may authorize the Trustee to accept a Rollover Contribution in cash, directly from an Eligible Employee or as a Direct Rollover from another qualified plan on behalf of the Eligible Employee, even if he or she is not yet a Participant. The Employee shall be responsible for providing satisfactory evidence, in such manner as prescribed by the Administrator, that such Rollover Contribution qualifies as a rollover contribution, within the meaning of Code section 402(c) or 408(d)(3)(A)(ii). Such amounts received directly from an Eligible Employee must be paid to the Trustee in cash within 60 days after the date received by the Eligible Employee from a qualified plan or conduit individual retirement account. Notwithstanding the foregoing, Rollover Contributions may be made in cash and/or solely to an outstanding plan loan to the Participant which qualifies for exemption from ERISA's prohibited transaction rules under section 408(b)( 1) of ERISA and its applicable regulations and authority (including any successors thereto), provided that as the time of such Rollover Contribution loans are generally available to Participants under the terms of the Plan and provided further that any such receivable shall, as of the date the Rollover Contribution is received by the Plan, be subject to the same terms and conditions then in effect for loans granted under the Plan.

             If the Administrator later determines that an amount contributed pursuant to the above paragraph did not in fact qualify as a rollover contribution, within the meaning of Code section 402(c) or 408 (d)(3) (A)(ii), the balance credited to the Participant's Rollover Account shall immediately be (1) segregated from all other Plan assets,
             (2) treated as a nonqualified trust established by and for the benefit of the Participant, and (3) distributed to the Participant. Any such amount shall be deemed never to have been a part of the Plan.




                                     16





        4.2  Transfers From and To Other Qualified Plans

             The Administrator may instruct the Trustee to receive assets in cash or in kind directly from another qualified plan or to transfer assets in cash or in kind directly to another qualified plan; provided that receipt of a transfer shall not be directed if:

             (a)  any amounts are not exempted by Code section
                  401(a)(11)(B) from the annuity requirements of Code
                  section 417 unless the Plan complies with such requirements; or

             (b) any amounts include benefits protected by Code section 411(d)(6) which would not be preserved under applicable Plan provisions.

             The Trustee may refuse to receive any such transfer if:

             (a)  the Trustee finds the in kind assets unacceptable; or

             (b) instructions for posting amounts to Participants' Accounts are incomplete.

             Such amounts shall be posted to the appropriate Accounts of Participants as of the date received by the Trustee. To the extent a receipt of a transfer includes Participant loans, such loans shall continue in effect subject to the terms and conditions in effect as of the date of the transfer or as otherwise agreed to by the Administrator.

   5    EMPLOYER CONTRIBUTIONS

        5.1  Employer Contributions

             (a) Frequency and Eligibility. For each period for which Participants" Contributions are made, the Employer shall make Employer Contributions on behalf of each Participant who contributed during the period, met the eligibility requirements of Section 2.1and who is eligible for Employer Contributions under his or her governing collective bargaining agreement as set forth in Schedules A through J.

             (b) Allocation Method. The Employer Contributions for each period shall be in an amount determined by and allocated in accordance with the governing collective bargaining agreement as set forth in Schedules A through J.

             (c) Timing, Medium and Posting. The Employer shall make each period's Employer Contribution in cash as soon as administratively feasible, and for purposes of


                                     17







                  deducting such Contribution, not later than the Employer's federal tax filing date, including extensions, for the Employer's taxable year that ends with or within the Plan Year for which the Employer Contribution is made. Such amounts shall be paid to the Trustee and posted to each Participant's Employer Account once the total Employer Contribution received has been balanced against the specific amount to be credited to each Participant's Employer Account.

        5.2  Plan Expenses Contributions

             Notwithstanding any other provision of the Plan to the contrary, expenses of the Plan and/or Trust (including, without limitation, administrative expenses for activities such as auditing the Plan, preparing and filing annual reports, preparing benefits statements and calculating accrued benefits, and providing notices to the Plan Participants and Beneficiaries) shall be paid from the assets of the Trust; provided, however, that the Employer, in its discretion, may elect to pay such expenses, in whole or in part, at any time and from time to time, and such payments, if any, by the Employer may be made by means of Employer Contributions to the Plan and or/direct payment to third parties, or otherwise; and provided, further, that no such election shall be deemed to be irrevocable or of continuing effect unless designated as such in writing by the Employer.

   6    ACCOUNTING

        6.1  Individual Participant Accounting

             The Administrator shall take such action as it deems appropriate with respect to accounting for individual Participants' interests in the Plan. Such actions may, but need not necessarily, include maintenance of an individual set of Accounts for each Participant in order to reflect transactions both by type of Account and investment medium; accounting for financial transactions at the individual Account level by posting each transaction to the appropriate Account of each affected Participant; maintenance of Participant Account values in shares for the Investment Funds and in dollars for the Sweep and Loan Accounts. At any point in time, the Account value shall be determined except where impracticable using the most recent Trade Date values provided by the Trustee.

        6.2  Sweep Account is Transaction Account

             All transactions related to amounts being contributed to or distributed from the Trust shall be posted to each affected

                                     18







             Participant's Sweep Account. Any amount held in the Sweep Account shall be credited with interest up until the date on which it is removed from the Sweep Account.

        6.3  Trade Date Accounting and lnvestment Cycle

             Participant Account values shall be determined as of each Trade Date. For any transaction to be processed as of a Trade Date, the Trustee must receive instructions for the transaction by the Sweep Date. Such instructions shall apply to amounts held in the Account on that Sweep Date. Financial transactions of the Investment Funds shall be posted to Participants" Accounts as of the Trade Date, based upon the Trade Date values provided by the Trustee, and settled on the Settlement Date.

        6.4  Accounting for Investment Funds

             Investments in each Investment Fund shall be maintained in shares. The Trustee is responsible for determining the share values of each Investment Fund as of each Trade Date. To the extent an Investment Fund is comprised of collective investment funds offered by the Trustee or any other entity authorized to offer collective investment funds, the share values shall be determined in accordance with the rules governing such collective investment funds, which are incorporated herein by reference. All other share values shall be determined by the Trustee. The share value of each Investment Fund shall be based on the fair market value of its underlying assets.

        6.5  Payment of Fees and Expenses

             Except to the extent Plan fees and expenses related to Account maintenance, transaction and Investment Fund management and maintenance, set forth below, are paid by the Employer directly, such fees and expenses shall be paid as set forth below.

             (a) Account Maintenance: Account maintenance fees and expenses, may include but are not limited to, administrative, Trustee, government annual report preparation, audit, legal, nondiscrimination testing and fees for any other special services. Account maintenance fees shall be charged to Participants on a per Participant basis provided that no fee shall reduce a Participant's Account balance below zero.

             (b) Transaction: Transaction fees and expenses, may include but are not limited to, periodic installment payment, and Investment Fund election change and loan fees. Transaction fees shall be charged to the Participant's

                                     19







                  Account involved in the transaction provided that no fee shall reduce a Participant's Account balance below zero.

             (c) Investment Fund Management and Maintenance: Management and maintenance fees and expenses related to the Investment Funds shall be charged at the Investment Fund level and reflected in the net gain or loss of each Investment Fund.

             The Company may determine that the Employers pay a lower portion of the fees and expenses allocable to the Accounts of Participants who are no longer Employees or who are not Beneficiaries, unless doing so would result in discrimination prohibited under Code section 401(a)(4) or a significant detriment prohibited by Code section 411(a)(11). As of the Effective Date, a breakdown of which Plan fees and expenses shall generally be borne by the Trust (and charged to individual Participants' Accounts or charged at the Investment Fund level and reflected in the net gain or loss of each Investment Fund) and those that shall be paid by the Employer is set forth in Appendix B, which may be changed from time to time by the Company, in writing, without the necessity of amending the Plan and Trust.

             The Trustee shall have the authority to pay any such fees and expenses, which remain unpaid by the Employer for 60 days, from the Trust.

        6.6  Accounting for Participant Loans

             Participant loans shall be held in a separate Loan Account of the Participant and accounted for in dollars as an earmarked asset of the borrowing Participant's Account.

        6.7  Error Correction

             The Administrator may correct any errors or omissions in the administration of the Plan by restoring any Participant's Account balance with the amount that would be credited to the Account had no error or omission been made. Funds necessary for any such restoration shall be provided through payment made by the Employer, or by the Trustee to the extent the error or omission is attributable to actions or inactions of the Trustee.

        6.8  Participant Statements

             The Administrator shall provide Participants with statements of their Accounts as soon after the end of each quarter of the Plan Year as administratively feasible.


                                     20







        6.9  Special Accounting During Conversion Period

             The Administrator and Trustee may use any reasonable accounting methods in performing their respective duties during any Conversion Period. This includes, but is not limited to, the method for allocating net investment gains or losses and the extent, if any, to which contributions received by and distributions paid from the Trust during this period share in such allocation.

        6.10 Accounts for Alternate Payees

             A separate Account shall be established for an Alternate Payee entitled to any portion of a Participant's Account under a ODRO as of the date and in accordance with the directions specified in the ODRO. In addition, a separate Account may be established during the period of time the Administrator, a court of competent jurisdiction or other appropriate person is determining whether a domestic relations order qualifies as a ODRO. Such a separate Account shall be valued and accounted for in the same manner as any other Account.

             (a) Distributions Pursuant to ODROs. If a ODRO so provides, the portion of a Participant's Account payable to an Alternate Payee may be distributed, in a form permissible under Section 11, to the Alternate Payee at any time beginning as soon as practicable after the ODRO determination is made, regardless of whether the Participant is entitled to a distribution from the Plan at such time. The Alternate Payee shall be provided the notice prescribed by Code section 402(f).

             (b) Participant Loans. Except to the extent required by law, an Alternate Payee, on whose behalf a separate Account has been established, shall not be entitled to borrow from such Account. If a ODRO specifies that the Alternate Payee is entitled to any portion of the Account of a Participant who has an outstanding loan balance, all outstanding loans shall generally continue to be held in the Participant's Account and shall not be divided between the Participant's and Alternate Payee's Accounts.

             (c) Investment Direction. Where a separate Account has been established on behalf of an Alternate Payee and has not yet been distributed, the Alternate Payee may direct the investment of such Account in the same manner as if he or she were a Participant.

             (d) Alternate Payee's Death. In the event the Alternate Payee dies before his or her entire interest under the Plan has been distributed, the remaining portion of such interest will be distributed in a single lump sum


                                     21







                  cash payment to the beneficiary designated by the Alternate Payee. For this purpose, the term "beneficiary" means any individual or entity named by the Alternate Payee in a written notice filed with the Administrator, or in the absence of any such notice, the Alternate Payee's estate.

   7    INVESTMENT FUNDS AND ELECTIONS

        7.1  Investment Funds

             Except for Participants" Sweep and Loan Accounts and any unallocated funds invested in interest bearing deposits (which may include interest bearing deposits of the Trustee) and/or money market type assets or funds, pending allocation to Participants" Accounts or disbursement to pay Plan fees and expenses, the Trust shall be maintained in various Investment Funds. The Administrator shall select the Investment Funds offered to Participants and may change the number or composition of the Investment Funds, subject to the terms and conditions agreed to with the Trustee. As of the Effective Date, a list of the Investment Funds offered under the Plan is set forth in Appendix A, which may be changed from time to time by the Administrator, in writing, and as agreed to by the Trustee, without the necessity of amending the Plan and Trust.

             The Administrator may set a maximum percentage of the total election that a Participant may direct into any specific Investment Fund, which maximum, if any, as of the Effective Date is set forth in Appendix A, which may be changed from time to time by the Administrator, in writing, without the necessity of amending the Plan and Trust.

        7.2  Responsibility for Investment Choice

             Each Participant shall direct the investment of all of his or her Accounts.

             Each Participant shall be solely responsible for the selection of his or her Investment Fund choices. No fiduciary with respect to the Plan is empowered to advise a Participant as to the manner in which his or her Accounts are to be invested, and the fact that an Investment Fund is offered shall not be construed to be a recommendation for investment.

             During any Conversion Period, Trust assets may be held in any investment vehicle permitted by the Plan, as directed by the Administrator, irrespective of prior Participant investment elections.


                                     22







        7.3  Investment Fund Elections

             A Participant shall provide his or her initial investment election upon becoming a Participant and may change his or her investment election at any time in accordance with procedures established by the Administrator and the Trustee. A Participant shall make his or her investment election in any combination of one or any number of the Investment Funds offered in accordance with the procedures established by the Administrator and Trustee. Investment elections received by the Trustee by the Sweep Date shall be effective on the following Trade Date.

        7.4  Default if No Valid Investment Election

             The Administrator shall specify an Investment Fund for the investment of that portion of a Participant's Account which is not yet held in an Investment Fund and for which no valid investment election is on file. The Investment Fund specified as of the Effective Date is set forth in Appendix A, which may be changed from time to time by the Administrator, in writing, without the necessity of amending the Plan and Trust.

        7.5  Investment Fund Election Change Fees

             A reasonable processing fee may be charged directly to a Participant's Account for Investment Fund election changes in excess of a specified number per year as determined by the Administrator.

   8    VESTING

        8.1  Fully Vested Accounts

             A Participant shall be fully vested in all Accounts at all times.

   9    PARTICIPANT LOANS

        9.1  Participant Loans Permitted

             Loans to Participants and Beneficiaries are permitted pursuant to the terms and conditions set forth in this Section, except that a loan shall not be permitted to a Participant who is no longer an Employee or to a Beneficiary, unless such Participant on Beneficiary is otherwise a party in interest (as defined in ERISA section 3(14)).




                                     23







        9.2  Loan Application, Note and Security

             A Participant shall apply for any loan in such manner and with such advance notice as prescribed by the Administrator. Each loan shall be evidenced by a promissory note, secured only by the portion of the Participant's Account from which the loan is made, and the Plan shall have a lien on this portion of his on hen Account.

        9.3  Spousal Consent

             A Participant is not required to obtain Spousal Consent in order to borrow from his or her Account under the Plan.

        9.4  Loan Approval

             The Administrator, on the Trustee, if otherwise authorized by the Administrator and agreed to by the Trustee, is responsible for determining that a loan request conforms to the requirements described in this Section and granting such request.

        9.5  Loan Funding Limits, Account Sources and Funding Order

             The loan amount must meet all of the following limits as determined as of the Sweep Date the loan is processed and shall be funded from the Participant's Accounts as follows:

             (a) Plan Minimum Limit. The minimum amount for any loan is $1,000.

             (b) Plan Maximum Limit, Account Sources and Funding Order. Subject to the legal limit described in (c) below, the maximum a Participant may borrow, including the aggregate outstanding balances of existing Plan loans, is 100% of the following of the Participant's Accounts in the priority order as follows:

                       Employee Pre-Tax Account
                       Employer Account
                       Prior Company Account
                       Rollover Account
                       Prior After-Tax Account

             (c) Legal Maximum Limit. The maximum a Participant may borrow, including the aggregate outstanding balances of existing Plan loans, is 50% of his on her vested Account balance, not to exceed $50,000. However, the $50,000 maximum is reduced by the Participant's highest aggregate outstanding Plan loan balance during the 12-month period ending on the day before the Sweep Date as of which the loan is made. For purposes of this

                                     24







                  paragraph, the qualified plans of all Related Companies shall be treated as though they are pant of the Plan to the extent it would decrease the maximum loan amount.

        9.6  Maximum Number of Loans

             A Participant may have a maximum of two loans outstanding at any given time.

        9.7  Source and Timing of Loan Funding

             A loan to a Participant shall be made solely from the assets of his or her own Account. The available assets shall be determined first by Account and then within each Account used for funding a loan, amounts shall first be taken from the Sweep Account and then taken by Investment Fund in direct proportion to the market value of the Participant's interest in each Investment Fund as of the Trade Date on which the loan is processed.

             The loan shall be funded on the Settlement Date following the Trade Date as of which the loan is processed. The Trustee shall make payment to the Participant as soon thereafter as administratively feasible.

        9.8  Interest Rate

             The interest rate charged on Participant loans shall be a fixed reasonable rate of interest, determined from time to time by the Administrator, which provides the Plan with a return commensurate with the prevailing interest rate changed by persons in the business of lending money for loans which would be made under similar circumstances. As of the Effective Date, the interest rate is determined as set forth in Appendix C, which may be changed from time to time by the Administrator, in writing, without the necessity of amending the Plan and Trust.

        9.9  Loan Payment

             Substantially level amortization shall be required of each loan with payments made at least monthly, generally through payroll deduction. Loans may be prepaid in full on in part at any time. The Participant may choose the loan repayment period, not to exceed 5 years.

        9.10 Loan Payment Hierarchy

             Loan principal payments shall be credited to the Participant's Accounts in the inverse of the order used to fund the loan. Loan interest shall be credited to the Participant's Accounts in direct proportion to the principal

                                     25







             payment. Loan payments are credited to the Investment Funds based upon the Participant's current investment election for new Contributions.

        9.11 Repayment Suspension

             The Administrator may agree to a suspension of loan payments for up to 12 months for a Participant who is on a Leave of Absence without pay. During the suspension period, interest shall continue to accrue on the outstanding loan balance. At the expiration of the suspension period all outstanding loan payments and accrued interest thereon shall be due unless otherwise agreed upon by the Administrator.

        9.12 Loan Default

             A loan is treated as in default if a scheduled loan payment is not made at the time required. A Participant shall then have a grace period to cure the default before it becomes final. Such grace period shall be for a period that does not extend, beyond the last day of the calendar quarter following the calendar quarter in which the scheduled loan payment was due on such lessen on greater maximum period as may later be authorized by Code section 72(p).

             In the event a default is not cured within the grace period, the Administrator may direct the Trustee to report the outstanding principal balance of the loan and accrued interest thereon as a taxable distribution to the Participant. As soon as a Plan withdrawal or distribution to such Participant would otherwise be permitted, the Administrator may instruct the Trustee to execute upon its security interest in the Participant's Account by distributing the note to the Participant.

        9.13 Call Feature

             The Administrator shall have the night to call any Participant loan once a Participant's employment with all Related Companies has terminated, unless he on she is otherwise a party in interest (as defined in ERISA section 3(14)), or if the Plan is terminated.

   10   IN-SERVICE WITHDRAWALS

        10.1 In-Service Withdrawals Permitted

             In-service withdrawals to a Participant who is an Employee are permitted pursuant to the terms and conditions set forth in this Section and pursuant to the terms and conditions set forth in Section 11 with regard to an in-service withdrawal


                                     26







             made in accordance with a Participant's Required Beginning
             Date.

        10.2 In-Service Withdrawal Application and Notice

             A Participant shall apply for any in-service withdrawal in such manner and with such advance notice as prescribed by the Administrator. The Participant shall be provided the notice prescribed by Code section 402(f).

             Code sections 401(a)(11) and 417 do not apply to in-service withdrawals under the Plan. An in-service withdrawal may commence less than 30 days after the aforementioned notice is provided, if:

             (a) the Participant is clearly informed that he or she has the right to a period of at least 30 days after receipt of such notice to consider his or her option to elect or not elect a Direct Rollover for all or a portion, if any, of his or her in-service withdrawal which constitutes an Eligible Rollover Distribution; and

             (b) the Participant after receiving such notice, affirmatively elects a Direct Rollover for all or a portion, if any, of his or her in-service withdrawal which constitutes an Eligible Rollover Distribution or alternatively elects to have all or a portion made payable directly to him or her, thereby not electing a Direct Rollover for all or a portion thereof.

                  Notwithstanding the foregoing, effective for hardship withdrawals made after January 1, 1999, that portion of a Participant's hardship withdrawal attributable to Employee Pre-Tax Contributions shall not constitute an Eligible Rollover Distribution.

        10.3 Spousal Consent

             A Participant is not required to obtain Spousal Consent in order to receive an in-service withdrawal under the Plan.

        10.4 In-Service Withdrawal Approval

             The Administrator, or the Trustee, if otherwise authorized by the Administrator and agreed to by the Trustee, is responsible for determining whether an in- service withdrawal request conforms to the requirements described in this Section and granting such request.





                                     27







        10.5 Payment Form and Medium

             The form of payment for an in-service withdrawal shall be a single lump sum and payment shall be made in cash. With regard to the portion of an in-service withdrawal representing an Eligible Rollover Distribution, a Participant may elect a Direct Rollover for all or a portion of such amount.

        10.6 Source and Timing of In-Service Withdrawal Funding

             An in-service withdrawal to a Participant shall be made solely from the assets of his or her own Account and shall be based on the Account values as of the Trade Date the in-service withdrawal is processed. The available assets shall be determined first by Account and then within each Account used for funding an in-service withdrawal, amounts shall first be taken from the Sweep Account and then taken by Investment Fund in direct proportion to the market value of the Participant's interest in each Investment Fund (which excludes his or her Loan Account balance) as of the Trade Date on which the in-service withdrawal is processed.

             The in-service withdrawal shall be funded on the Settlement Date following the Trade Date as of which the in-service withdrawal is processed. The Trustee shall make payment to the Participant or on behalf of the Participant as soon thereafter as administratively feasible.

        10.7 Hardship Withdrawals

             (a) Requirements. A Participant who is an Employee may request the withdrawal of up to the amount necessary to satisfy a financial need including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal. Only requests for withdrawals (1) on account of a Participant's "Deemed Financial Need", and
                  (2) which are "Deemed Necessary" to satisfy the financial need shall be approved.

             (b) "Deemed Financial Need". An immediate and heavy financial need relating to:

                  (1) the payment of unreimbursed medical care expenses (described under Code section 213(d)) incurred (or to be incurred) by the Employee, his or her spouse or dependents (as defined in Code section 152);

                  (2) the purchase (excluding mortgage payments) of the Employee's principal residence;


                                     28







                  (3) the payment of unreimbursed tuition, related educational fees and room and board for up to the next 12 months of post-secondary education for the Employee, his or her spouse or dependents (as defined in Code section 152);

                  (4) the payment of amounts necessary for the Employee to prevent losing his or her principal residence through eviction or foreclosure on the mortgage; or

                  (5) any other circumstance specifically permitted under Code section 401(k)(2)(B)(i)(IV).

             (c) "Deemed Necessary". A withdrawal is "Deemed Necessary" to satisfy the financial need only if the withdrawal amount does not exceed the financial need and all of these conditions are met:

                  (1) the Employee has obtained all possible withdrawals (other than hardship withdrawals) and nontaxable loans available from the Plan and all other plans maintained by Related Companies;

                  (2) the Administrator shall suspend the Employee from making any contributions to the Plan and all other qualified and nonqualified plans of deferred compensation and all stock option or stock purchase plans maintained by Related Companies for 12 months from the date the withdrawal payment is made; and

                  (3) the Administrator shall reduce the Contribution Dollar Limit for the Employee with regard to the Plan and all other plans maintained by Related Companies, for the calendar year next following the calendar year of the withdrawal by the amount of the Employee's Employee Pre-Tax Contributions for the calendar year of the withdrawal

             (d) Account Sources and Funding Order. All available amounts must first be withdrawn from a Participant's Prior After-Tax Account. The remaining withdrawal shall come from the following of the Participant's Accounts, in the priority order as follows:

                       Rollover Account
                       Employer Account
                       Prior Company Account
                       Employee Pre-Tax Account



                                     29







                  The amount that may be withdrawn from a Participant's Pre-Tax Account shall not include any amounts attributable to earnings after the start of the first Plan Year beginning after December 31, 1988.

             (e) Minimum Amount. There is no minimum amount for a hardship withdrawal.

             (f) Permitted Frequency. There is no restriction on the number of hardship withdrawals permitted to a Participant.

             (g) Suspension from Further Contributions. Upon making a hardship withdrawal, a Participant may not make additional Employee Pre-Tax Contributions (or additional contributions to all other qualified and nonqualified plans of deferred compensation and all stock option or stock purchase plans maintained by Related Companies), for a period of 12 months from the date the withdrawal payment is made.

        10.8 Prior After-Tax Account Withdrawals

             (a) Requirements. A Participant who is an Employee may make a Prior After-Tax Account withdrawal.

             (b) Account Sources and Funding Order. The withdrawal shall come from a Participant's Prior After-Tax Account.

             (c) Minimum Amount. There is no minimum amount for an Prior After-Tax Account withdrawal.

             (d) Permitted Frequency. The maximum number of Prior After-Tax Account withdrawals permitted to a Participant in any 12-month period is one.

             (e) Suspension from Further Contributions. A Prior After-Tax Account withdrawal shall not affect a Participant's ability to make or be eligible to receive further Contributions.

        10.9 Rollover Account Withdrawals

             (a) Requirements. A Participant who is an Employee may make a Rollover Account withdrawal.

             (b) Account Sources and Funding Order. The withdrawal shall come from a Participant's Rollover Account.

             (c) Minimum Amount. There is no minimum amount for a Rollover Account withdrawal.


                                     30







             (d) Permitted Frequency. The maximum number of Rollover Account withdrawals permitted to a Participant in any 12 month period is one.

             (e) Suspension from Further Contributions. A Rollover Account withdrawal shall not affect a Participant's ability to make or be eligible to receive further Contributions.

        10.10     Prior Company Account Plus Withdrawals

             (a) Requirements. A Participant who is an Employee may make a Prior Company Account Plus withdrawal.

             (b) Account Sources and Funding Order. The withdrawal shall come from the Participant's Accounts, in the priority order as follows, except that the Participant may instead choose to have amounts taken from his or her Prior After-Tax Account first:

                       Rollover Account
                       Prior Company Account
                       Prior After-Tax Account

             (c) Minimum Amount. There is no minimum amount for a Prior Company Account Plus withdrawal.

             (d) Permitted Frequency. The maximum number of Prior Company Account Plus withdrawals permitted to a Participant in any 12-month period is one.

             (e) Suspension from Further Contributions. A Prior Company Account Plus withdrawal shall not affect a Participant's ability to make or be eligible to receive further Contributions.

        10.11     Over Age 59 1/2 Withdrawals

             (a) Requirements. A Participant who is an Employee and over age 59 1/2 may make an Over Age 59 1/2 withdrawal.

             (b) Account Sources and Funding Order. The withdrawal shall come from the following of the Participant's Accounts, in the priority order as follows, except that the Participant may instead choose to have amounts taken from his on hen Prior After-Tax Account first:

                       Rollover Account
                       Employee Pre-Tax Account
                       Employer Account
                       Prior Company Account
                       Prior After-Tax Account

                                     31







             (c) Minimum Amount. There is no minimum amount for an Over Age 59 1/2 withdrawal.

             (d) Permitted Frequency. The maximum number of Oven Age 59 1/2 withdrawals permitted to a Participant in any 12-month period is one.

             (e) Suspension from Further Contributions. An Over Age 59 1/2 withdrawal shall not affect a Participant's ability to make or be eligible to receive further
                  Contributions.

   11   DISTRIBUTIONS ONCE EMPLOYMENT ENDS OR BY REASON OF A
        PARTICIPANT'S REQUIRED BEGINNING DATE

        11.1 Benefit Information, Notices and Election

             A Participant, on his on her Beneficiary in the case of his on her death, shall be provided with information regarding all optional times and forms of distribution available under the Plan, including the notices prescribed by Code sections 402(f) and 411(a)(11). Subject to the other requirements of this Section, a Participant, or his or her Beneficiary in the case of his on her death, may elect, in such manner and with such advance notice as prescribed by the Administrator, to have his or her vested Account balance distributed beginning upon any Settlement Date following the Participant's termination of employment with all Related Companies and a reasonable period of time during which the Administrator shall process, and inform the Trustee of, the Participant's termination or, if earlier, at the time of the Participant's Required Beginning Date.

             Notwithstanding the foregoing, if a Participant's termination of employment with all Related Companies does not constitute a separation from service for purposes of Code section 401(k)(2)(B)(i)(l) or otherwise constitute an event set forth under Code section 401(k)(10)(A)(ii) or
             (iii) as described in Section 19.3, the portion of a Participant's Account subject to the distribution rules of Code section 401(k) may not be distributed until such time as he or she separates from service for purposes of Code section 401(k)(2)(B)(i)(l) or, if earlier, upon such other event as described in Code section 401(k)(2)(B) and as provided for in the Plan.

             Code sections 401(a)(11) and 417 do not apply to distributions under the Plan. A distribution may commence less than 30 days after the aforementioned notices are provided, if:



                                     32







             (a) the Participant is clearly informed that he or she has the right to a period of at least 30 days after receipt of such notices to consider the decision as to whether to elect a distribution and if so to elect a particular form of distribution and to elect on not elect a Direct Rollover for all on a portion, if any, of his or her distribution which constitutes an Eligible Rollover Distribution; and

             (b) the Participant after receiving such notices, affirmatively elects a distribution and a Direct Rollover for all on a portion, if any, of his or her distribution which constitutes an Eligible Rollover Distribution or alternatively elects to have all on a portion made payable directly to him or her, thereby not electing a Direct Rollover for all or a portion thereof.

        11.2 Spousal Consent

             A Participant is not required to obtain Spousal Consent in order to receive a distribution under the Plan.

        11.3 Payment Form and Medium

             Except to the extent otherwise provided by Section 11.4, a Participant may elect to be paid in any of these forms:

             (a)  a single lump sum;

             (b) a portion paid in a lump sum, and the remainder paid later (partial payment); or

             (c) periodic installments over a period not to exceed the life expectancy of the Participant and his on her Beneficiary.

             Distributions shall be made in cash, except to the extent a distribution consists of a loan call as described in Section
             9. Alternatively, a Participant may elect that a distribution in the form of a lump sum payment be made in the form of whole shares of Company Stock and cash in lieu of fractional shares (to the extent the distribution consists of amounts from the Company Stock Fund). With regard to the portion of a distribution representing an Eligible Rollover Distribution, a Distributee may elect a Direct Rollover for all or a portion of such amount.

        11.4 Distribution of Small Amounts

             If, after a Participant's employment with all Related Companies ends, the Participant's vested Account balance is

                                     33







             $5,000 or less, the Participant's benefit shall be paid as a single lump sum as soon as administratively feasible in accordance with procedures prescribed by the Administrator.

        11.5 Source and Timing of Distribution Funding

             A distribution to a Participant shall be made solely from the assets of his or hen own Account and shall be based on the Account values as of the Trade Date the distribution is processed. The available assets shall be determined first by Account and then within each Account used for funding a distribution, amounts shall first be taken from the Sweep Account and then taken by Investment Fund in direct proportion to the market value of the Participant's interest in each Investment Fund as of the Trade Date on which the distribution is processed.

             The distribution shall be funded on the Settlement Date following the Trade Date as of which the distribution is processed. The Trustee shall make payment to the Participant or on behalf of the Participant as soon thereafter as administratively feasible.

        11.6 Latest Commencement Permitted

             In addition to any other Plan requirements and unless a Participant elects otherwise, his on her benefit payments shall begin not later than 60 days after the end of the Plan Year in which he or she attains his or her Normal Retirement Date or retires, whichever is later. However, if the amount of the payment or the location of the Participant (after a reasonable search) cannot be ascertained by that deadline, payment shall be made no later than 60 days after the earliest date on which such amount on location is ascertained but in no event later than the Participant's Required Beginning Date. A Participant's failure to elect in such manner as prescribed by the Administrator to have his or her vested Account balance distributed, shall be deemed an election by the Participant to defer his on her distribution but in no event shall his on her benefit payments commence later than his on hen Required Beginning Date.

             With regard to a Participant who is an Employee and who commenced benefit payments in accordance with Code section 401(a)(9) as in effect prior to January 1, 1997, and who is not a 5% Owner, he on she may, but is not required to, discontinue such benefit payments until he on she is otherwise required to again commence benefit payments in accordance with Code section 401(a)(9) as in effect for calendar years commencing after December 31, 1996. A Participant who elects to discontinue such benefit payments

                                     34







             in accordance with the preceding sentence shall thereby render his or hen existing payment election and, if applicable, any Spousal Consent to such election, as void and a new election including, if applicable, Spousal Consent to such new election, shall be required subject to the provisions of Section 11 at the time he or she is required to again commence benefit payments in accordance with Code section 401(a)(9) as in effect for calendar years commencing after December 31, 1996.

             Notwithstanding any provision of the Plan to the contrary, distributions may be made pursuant to the terms of any method of distribution elected by an Employee who was a Participant prior to January 1, 1984, in accordance with the terms of the Plan as in effect immediately prior to that date, provided that the election shall remain in effect only until revoked and (if revoked) may not later be reinstated.

             If benefit payments cannot begin at the time required because the location of the Participant cannot be ascertained (after a reasonable search), the Administrator may, at any time thereafter, treat such person's Account as forfeited subject to the provisions of Section 18.6.

        11.7 Payment Within Life Expectancy

             The Participant's payment election must be consistent with the requirement of Code section 401(a)(9) that all payments are to be completed within a period not to exceed the lives or the joint and last survivor life expectancy of the Participant and his or her Beneficiary. The life expectancies of a Participant and his or hen Beneficiary, if such Beneficiary is his or her spouse, may be recomputed annually.

        11.8 Incidental Benefit Rule

             The Participant's payment election must be consistent with the requirement that, if the Participant's spouse is not his on hen sole primary Beneficiary, the minimum annual distribution for each calendar year, beginning with the calendar year preceding the calendar year that includes the Participant's Required Beginning Date, shall not be less than the quotient obtained by dividing (a) the Participant's vested Account balance as of the last Trade Date of the preceding year by (b) the applicable divisor as determined under the incidental benefit requirements of Code section 401(a)(9).





                                     35







        11.9 Payment to Beneficiary

             Payment to a Beneficiary must either (i) be completed by the end of the calendar year that contains the fifth anniversary of the Participant's death or (ii) begin by the end of the calendar year that contains the first anniversary of the Participant's death and be completed within the period of the Beneficiary's life on life expectancy, except that:

             (a) If the Participant dies after his on hen Required Beginning Date, payment to his or her Beneficiary must be made at least as rapidly as provided in the Participant's distribution election;

             (b) If the surviving spouse is the Beneficiary, payments need not begin until the later of (i) the end of the calendar year that includes the first anniversary of the Participant's death, or (ii) the end of the calendar year in which the Participant would have attained age 70 1/2 and must be completed within the spouse's life or life expectancy; and

             (c) If the Participant and the surviving spouse who is the Beneficiary die (i) before the Participant's Required Beginning Date and (ii) before payments have begun to the spouse, the spouse shall be treated as the Participant in applying these rules.

        11.10     Beneficiary Designation

             Each Participant may complete a beneficiary designation form indicating the Beneficiary who is to receive the Participant's remaining Plan interest at the time of his on her death and such designation may be changed at any time. However, a Participant's spouse shall be the sole primary Beneficiary unless the designation includes Spousal Consent for another Beneficiary. If no proper designation is in effect at the time of a Participant's death or if the Beneficiary does not survive the Participant, the Beneficiary shall be, in the order listed, the:

             (a)  Participant's surviving spouse;

             (b) Participant's children, in equal shares, (or if a child does not survive the Participant, and that child leaves issue, the issue shall be entitled to that child's share, by night of representation); or

             (c)  Participant's estate.




                                     36







   12   ADP AND ACP TESTS

        12.1 Contribution Limitation Definitions

             The following definitions are applicable to this Section 12 (where a definition is contained in both Sections 1 and 12, for purposes of Section 12 the Section 12 definition shall be controlling):

             (a) "ACP" on "Average Contribution Percentage". The Average Percentage calculated using Contributions allocated to Participants as of a date within the Plan Year.

             (b) "ACP Test". The determination of whether the ACP is in compliance with the Basic or Alternative Limitation for a Plan Year (as defined in Section 12.2).

             (c) "AD P" or "Average Deferral Percentage". The Average Percentage calculated using Deferrals allocated to Participants as of a date within the Plan Year.

             (d) "ADP Test". The determination of whether the ADP is in compliance with the Basic or Alternative Limitation for a Plan Year (as defined in Section 12.2).

             (e) "Average Percentage". The average of the calculated percentages for Participants within the specified group. The calculated percentage refers to either the "Deferrals" on "Contributions" (as defined in this Section) made on each Participant's behalf for the Plan Year, divided by his or her Compensation. (Employee Pre-Tax Contributions to the Plan on comparable contributions to plans of Related Companies which must be refunded solely because they exceed the Contribution Dollar Limit are included in the percentage for the HCE Group but not for the NHCE Group.)

             (f) "Contributions" (i) shall include Employer Contributions and (ii) may include Employee Pre-Tax Contributions, but with regard to (ii), only to the extent that (1) the Administrator elects to use them,
                  (2) they are not used or counted in the ADP Test, and
                  (3) they otherwise satisfy the requirements as prescribed under Code section 401(IN) permitting treatment as Contributions for purposes of the ACP Test.

             (g) "Current Year Testing Method". The use of the Plan Year's ADP for the Plan Year's NHCE Group for purposes of performing the Plan Year's ADP Test and/on the use


                                     37







                  of the Plan Year's ACP for the Plan Year's NHCF Group for purposes of performing the Plan Year's ACP Test.

             (h)  "Deferrals" shall include Employee Pre-Tax
                  Contributions.

             (i) "Family Member". For Plan Years commencing before January 1, 1997, an Employee who is, at any time during the Plan Year or Lookback Year, a spouse, lineal ascendant or descendant, or spouse of a lineal ascendant or descendant of (1) an active or former Employee who at any time during the Plan Year or Lookback Year is a 5% Owner (within the meaning of Code section 414(q)(3)), or (2) an HCE who is among the 10 Employees with the highest Compensation for such Year.

             (j) "HCE" or "Highly Compensated Employee". For Plan Years commencing before January 1, 1997, with respect to all Related Companies, an Employee who (in accordance with Code section 414(q)):

                  (1) Was a 5% Owner (within the meaning of Code section 414(q)(3)) at any time during the Lookback Year or Plan Year;

                  (2) Received Compensation during the Lookback Year (on in the Plan Year if among the 100 Employees with the highest Compensation for such year) in excess of (i) $75,000 (as adjusted for such year pursuant to Code sections 414(q)(1) and 415(d)), or (ii) $50,000 (as adjusted for such year pursuant to Code sections 414(q)(1) and 415(d)) in the case of a member of the "top-paid group" (within the meaning of Code section 414(q)(4)) for such year, provided, however, that if the conditions of Code section 414(q)(12)(B)(ii) are met, the Company may elect for any Plan Year to apply clause (i) by substituting $50,000 for $75,000 and not to apply clause (ii);

                  (3) Was an officer of a Related Company and received Compensation during the Lookback Year (or in the Plan Year if among the 100 Employees with the highest Compensation for such year) that is greater than 50% of the dollar limitation in effect under Code section 415(b)(1)(A) and (d) for such year (or if no officer has Compensation in excess of that threshold, the officer with the highest Compensation), provided that the number of officers shall be limited to 50 Employees (or, if less, the greater of three Employees or 10% of the Employees); or

                                     38







                  (4) Was a Family Member at any time during the Lookback Year or Plan Year, in which case the Deferrals, Contributions and Compensation of the HCE and his or hen Family Members shall be aggregated and they shall be treated as a single HCE.

                  A former Employee shall be treated as an HCE if (1) such former Employee was an HCE when he or she separated from service, or (2) such former Employee was an HCE in service at any time after attaining age 55.

                  The determination of who is an HCE, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees and the number of Employees treated as officers shall be made in accordance with Code section 414(q).

                  For Plan Years commencing after December 31, 1996, with respect to all Related Companies, an Employee who (in accordance with Code section 414(q)):

                  (1) Was a 5% Owner (within the meaning of Code section 414(q)(2)) at any time during the Plan Year or the preceding Plan Year; on

                  (2) Received Compensation during the preceding Plan Year in excess of $80,000 (as adjusted for such Year pursuant to Code sections 414(q)(1) and 415(d)):

                  A former Employee shall be treated as an HCE if (1) such former Employee was an HCE when he or she separated from service, or (2) such former Employee was an HCE in service at any time after attaining age 55.

                  The determination of who is an HCE and the determination of the number and identity of Employees in the top-paid group shall be made in accordance with Code section 414(q).

             (k) "HCE Group" and "NHCE Group". With respect to all Related Companies, the respective group of HCEs and NHCEs who are eligible to have amounts contributed on their behalf for the respective Plan Year, including Employees who would be eligible but for their election not to participate or to contribute, or because their Pay is greater than zero but does not exceed a stated minimum.

                  (1) If the Related Companies maintain two or more plans which are subject to the ADP or ACP Test and

                                     39







                       are considered as one plan for purposes of Code sections 401(a)(4) on 410(b), all such plans shall be aggregated and treated as one plan for purposes of meeting the ADP and ACP Tests, provided that the plans may only be aggregated if they have the same plan year.

                  (2) If an HCE is covered by more than one cash or deferred arrangement, on more than one arrangement permitting employee or employer matching contributions, maintained by the Related Companies, all such plans shall be aggregated and treated as one plan (other than those plans that may not be permissively aggregated) for purposes of calculating the separate percentage for the HCE which is used in the determination of the Average Percentage. For purposes of the preceding sentence, if such plans have different plan years, the plans are aggregated with respect to the plan years ending with or within the same calendar year.

                  (3) For Plan Years commencing before January 1, 1997, if an HCE, who is one of the top 10 paid Employees or a 5% Owner, has any Family Members, the Deferrals, Contributions and Compensation of such HCE and his on her Family Members shall be combined and treated as a single HCE. Such amounts for all other Family Members shall be removed from the NHCE Group percentage calculation and be combined with the HCE"s.

             (I) "Lookback Year". For each Plan Year commencing before January 1, 1997, pursuant to Code section 414(q), the Company elects as the Lookback Year the calendar year immediately preceding such Plan Year.

             (m)  "Multiple Use Test".  The test described in Section
                  12.5 which a Plan must meet where the Alternative Limitation (described in Section 12.2) is used to meet both the ADP and ACP Tests.

             (n) "N H CE" on "Non-Highly Compensated Employee". An Employee who is not a HCE.

             (o) "Prior Year Testing Method". The use of the preceding Plan Year's ADP for the preceding Plan Year's NHCE Group for purposes of performing the Plan Year's ADP Test and/or the use of the preceding Plan Year's ACP for the preceding Plan Year's NHCE Group for purposes of performing the Plan Year's ACP Test.


                                     40







        12.2 ADP and ACP Tests

             For Plan Years commencing before January 1, 1997, for each Plan Year, the Current Year Testing Method shall be used and the ADP and ACP for the HCE Group must meet either the Basic or Alternative Limitation when compared to the respective ADP and ACP for the NHCE Group, defined as follows:

             (a) Basic Limitation. The HCE Group Average Percentage may not exceed 1.25 times the NHCE Group Average
                  Percentage.

             (b)  Alternative Limitation. The HCE Group Average
                  Percentage is limited by reference to the NHCE Group Average Percentage as follows:

                                               THEN THE MAXIMUM HCE
                       IF THE NHCE GROUP           GROUP AVERAGE
                     AVERAGE PERCENTAGE IS:       PERCENTAGE IS:

                          Less than 2%            2 times NHCE Group
                                                  Average %

                            2% to 8%              NHCE Group Average %
                                                  pIus 2%

                          More than 8%           NA - Basic Limitation
                                                 applies


             For Plan Years commencing after December 31, 1996, for each Plan Year, the Prior Year Testing Method shall be used and the ADP and ACP for the HCE Group must meet either the Basic or Alternative Limitation when compared to the respective preceding Plan Year's ADP and ACP for the preceding Plan Year's NHCE Group, defined as follows:

             (a) Basic Limitation. The HCE Group Average Percentage may not exceed 1.25 times the NHCE Group Average
                  Percentage.

             (b)  Alternative Limitation. The HCE Group Average
                  Percentage is limited by reference to the NHCE Group Average Percentage as follows:










                                     41






                                                THEN THE MAXIMUM HCE
                       IF THE NHCE GROUP            GROUP AVERAGE
                     AVERAGE PERCENTAGE IS:        PERCENTAGE IS:

                          Less than 2%            2 times NHCE Group
                                                  Average %

                            2% to 8%              NHCE Group Average %
                                                  pIus 2%

                          More than 8%            NA - Basic Limitation
                                                  applies


             Alternatively, the Company may elect to use the Current Year Testing Method and the ADP and/or ACP for the HCE Group must meet either the Basic or Alternative Limitation as defined above when compared to the respective Plan Year's ADP and/on ACP for the Plan Year's NHCE Group. If a Current Year Testing Method election is made, such election may not be changed except as provided by the Code.

        12.3 Connection of ADP and ACP Tests for Plan Years Commencing Before January 1, 1997

             For Plan Years commencing before January 1, 1997, for each Plan Year, if the ADP or ACP Tests are not met, the Administrator shall determine, no later than the end of the next Plan Year, a maximum percentage to be used in place of the calculated percentage for all HCEs that would reduce the ADP and/or ACP for the HCE Group by a sufficient amount to meet the ADP and ACP Tests. ADP and/or ACP corrections shall be made in accordance with the leveling method as described below.

             (a) ADP Correction. The HCE with the highest Deferral percentage shall have his or her Deferral percentage reduced to the lesser of the extent required to meet the ADP Test on to cause his or her Deferral percentage to equal that of the HCE with the next highest Deferral percentage. The process shall be repeated until the ADP Test is met.

                  To the extent an HCE"s Deferrals were determined to be reduced as described in the paragraph above, Employee Pre-Tax Contributions shall, by the end of the next Plan Year, be refunded to the HCE in an amount equal to the actual Deferrals minus the product of the maximum percentage and the HCE's Compensation, except that such amount to be refunded shall be reduced by Employee Pre-Tax Contributions previously refunded because they exceeded the Contribution Dollar Limit. The excess amounts shall first be taken from unmatched Employee

                                     42







                  Pre-Tax Contributions and then from matched Employee Pre-Tax Contributions. Any Employer Contributions attributable to refunded excess Employee Pre-Tax Contributions as described in this Section, adjusted for investment gain on loss for the Plan Year to which the excess Pre-Tax Contributions relate, shall be forfeited and used as described in Section 8 on to reduce future Contributions to be made by an Employer as soon as administratively feasible.

             (b) ACP Correction. The HCE with the highest Contribution percentage shall have his or her Contribution percentage reduced to the lesser of the extent required to meet the ACP Test on to cause his or her Contribution percentage to equal that of the HCE with the next highest Contribution percentage. The process shall be repeated until the ACP Test is met.

                  To the extent an HCE's Contributions were determined to be reduced as described in the paragraph above, Employer Contributions shall, by the end of the next Plan Year, be refunded to the HCE.

             (c) Investment Fund Sources. Once the amount of excess Deferrals and/or Contributions is determined, amounts shall first be taken from the Sweep Account and then taken by Investment Fund in direct proportion to the market value of the Participant's interest in each Investment Fund (which excludes his or her Loan Account balance) as of the Trade Date on which the correction is processed.

             (d) Family Member Correction. To the extent any reduction is necessary with respect to an HCE and his on her Family Members that have been combined and treated for testing purposes as a single Employee, the excess Deferrals and Contributions from the ADP and/or ACP Test shall be prorated among each such Participant in direct proportion to his or hen Deferrals or Contributions included in each Test.

        12.4 Connection of ADP and ACP Tests for Plan Years Commencing After December 31, 1996

             For Plan Years commencing after December 31, 1996, for each Plan Year, if the ADP or ACP Test are not met, the Administrator shall determine, no later than the end of the next Plan Year, a maximum percentage to be used in place of the calculated percentage for all HCES that would reduce the ADP and/or ACP for the HCE Group by a sufficient amount to meet the ADP and ACP Tests.


                                     43







             With regard to each HCE whose Deferral percentage and/or Contribution percentage is in excess of the maximum percentage, a dollar amount of excess Deferrals and/or excess Contributions shall then be determined by (i) subtracting the product of such maximum percentage for the ADP and the HCE's Compensation from the HCE's actual Deferrals and (ii) subtracting the product of such maximum percentage for the ACP and the HCE's Compensation from the HCE's actual Contributions. Such amounts shall then be aggregated to determine the total dollar amount of excess Deferrals and/on excess Contributions. ADP and/or ACP corrections shall be made in accordance with the leveling method as described below.

             (a) ADP Connection. The HCE with the highest Deferral dollar amount shall have his on her Deferral dollar amount reduced in an amount equal to the lesser of the dollar amount of excess Deferrals for all HCES on the dollar amount that would cause his or her Deferral dollar amount to equal that of the HCE with the next highest Deferral dollar amount. The process shall be repeated until the total of the Deferral dollar amount reductions equals the dollar amount of excess Deferrals for all HCES.

                  To the extent an HCE's Deferrals were determined to be reduced as described in the paragraph above, Employee Pre-Tax Contributions shall, by the end of the next Plan Year, be refunded to the HCE, except that such amount to be refunded shall be reduced by Employee Pre-Tax Contributions previously refunded because they exceeded the Contribution Dollar Limit. The excess amounts shall first be taken from unmatched Employee Pre-Tax Contributions and then from matched Employee Pre-Tax Contributions. Any Employer Contributions attributable to refunded excess Employee Pre-Tax Contributions as described in this Section, adjusted for investment gain or loss for the Plan Year to which the excess Employee Pre-Tax Contributions relate, shall be forfeited and used to reduce future Contributions to be made by an Employer as soon as administratively feasible.

             (b) ACP Correction. The HCE with the highest Contribution dollar amount shall have his or her Contribution dollar amount reduced in an amount equal to the lesser of the dollar amount of excess Contributions for all HCES or the dollar amount that would cause his or her Contribution dollar amount to equal that of the HCE with the next highest Contribution dollar amount. The process shall be repeated until the total of the


                                     44







                  Contribution dollar amount reductions equals the dollar amount of excess Contributions for all HCES.

                  To the extent an HCE's Contributions were determined to be reduced as described in the paragraph above, Employer Contributions shall, by the end of the next Plan Year, be refunded to the HCE as of the end of the Plan Year being tested.

             (c) Investment Fund Sources. Once the amount of excess Deferrals and/or Contributions is determined, amounts shall first be taken from the Sweep Account and then taken by Investment Fund in direct proportion to the market value of the Participant's interest in each Investment Fund (which excludes his or hen Loan Account balance) as of the Trade Date on which the connection is processed.

        12.5 Multiple Use Test

             If the Alternative Limitation (defined in Section 12.2) is used to meet both the ADP and ACP Tests, the ADP and ACP for the HCE Group must also comply with the requirements of Code section 401(m)(9). Such Code section requires that the sum of the ADP and ACP for the HCE Group (as determined after any corrections needed to meet the ADP and ACP Tests have been made) not exceed the sum (which produces the most favorable result) of:

             (a) the Basic Limitation (defined in Section 12.2) applied to either the ADP or ACP for the NHCE Group, and

             (b) the Alternative Limitation applied to the other NHCE Group percentage.

        12.6 Connection of Multiple Use Test

             If the multiple use limit is exceeded, the Administrator shall determine a maximum percentage to be used in place of the calculated percentage for all HCES that would reduce either or both the ADP or ACP for the HCE Group by a sufficient amount to meet the multiple use limit. Any excess shall be corrected in the same manner that excess Deferrals or Contributions are corrected.

        12.7 Adjustment for Investment Gain on Loss

             Any excess Deferrals or Contributions to be refunded to a Participant in accordance with this Section 12 shall be adjusted for investment gain on loss. Refunds shall not include investment gain or loss for the period between the


                                     45







             end of the applicable Plan Year and the date of distribution.

        12.8 Testing Responsibilities and Required Records

             The Administrator shall be responsible for ensuring that the Plan meets the ADP Test, and if applicable, the ACP Test and the Multiple Use Test, and that the Contribution Dollar Limit is not exceeded. The Administrator shall maintain records which are sufficient to demonstrate that the ADP Test, and if applicable, the ACP Test and the Multiple Use Test, have been met for each Plan Year for at least as long as the Employer's corresponding tax year is open to audit.

        12.9 Separate Testing

             (a) Multiple Employers: The determination of HCES, NHCEs, and the performance of the ADP Test, and if applicable, the ACP Test and the Multiple Use Test, and any corrective action resulting therefrom, shall be conducted separately with regard to the Employees of each Employer (and its Related Companies) that is not a Related Company with respect to the other Employer(s):

             (b) Collective Bargaining Units: The performance of the ADP Test, and if applicable, the ACP Test and the Multiple Use Test, and any corrective action resulting therefrom, shall be conducted separately with regard to Employees who are eligible to participate in the Plan as a result of a collective bargaining agreement.

             In addition, testing may be conducted separately, at the discretion of the Administrator and to the extent permitted under Treasury regulations, with regard to any group of Employees for whom separate testing is permissible under such regulations.

   13   MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS

        13.1 "Annual Addition" Defined

             The sum for a Plan Year of all (i) contributions (excluding rollover contributions) allocated to the Participant's Account and his or her account in all other defined contribution plans maintained by any Related Company, (ii) amounts allocated to the Participant's individual medical account (within the meaning of Code section 415(l)(2)) which is part of a defined benefit plan maintained by any Related Company, and (iii) if the Participant is a key employee (within the meaning of Code section 419A(d)(3)) for the applicable or any prior Plan Year, amounts attributable to post-retirement medical benefits allocated to his or hen

                                     46







             separate account under a welfare benefit fund (within the meaning of Code section 419(e)) maintained by any Related Company. The Plan Year refers to the year to which the allocation pertains, regardless of when it was allocated. The Plan Year shall be the Code section 415 limitation year.

        13.2 Maximum Annual Addition

             A Participant's Annual Addition for any Plan Year shall not exceed the lesser of (i) 25% of his or her Compensation or
             (ii) $30,000 (as adjusted for cost of living increases pursuant to Code section 415(d)); provided, however, that clause (i) shall not apply to Annual Additions described in clauses (ii) and (iii) of Section 13.1.

        13.3 Avoiding an Excess Annual Addition

             If, at any time during a Plan Year, the allocation of any additional Contributions would produce an excess Annual Addition for such year, Contributions to be made for the remainder of the Plan Year shall be limited to the amount needed for each affected Participant to receive the maximum Annual Addition.

        13.4 Correcting an Excess Annual Addition

             Upon the discovery of an excess Annual Addition to a Participant's Account (resulting from a reasonable error in determining a Participant's compensation or the maximum permissible amount of his or her elective deferrals (within the meaning of Code section 402(g)(3)), or other facts and circumstances acceptable to the Internal Revenue Service), the excess amount (adjusted to reflect investment gains) shall first be returned to the Participant to the extent of his or her Employee Pre-Tax Contributions (however to the extent Employee Pre-Tax Contributions were matched, the applicable Employer Contributions shall be forfeited in proportion to the returned matched Employee Pre-Tax Contributions) and the remaining excess, if any, shall be forfeited by the Participant and used to reduce future Contributions to be made by an Employer as soon as administratively feasible.

        13.5 Correcting a Multiple Plan Excess

             If a Participant, whose Account is credited with an excess Annual Addition, received allocations to more than one defined contribution plan, the excess shall be corrected by reducing the Annual Addition to the Plan only after all possible reductions have been made to the other defined contribution plans.


                                     47







        13.6 "Defined Benefit Fraction" Defined

             The fraction, for any Plan Year, where the numerator is the "projected annual benefit" and the denominator is the greater of 125% of the "protected current accrued benefit" or the normal limit which is the lesser of (i) 125% of the dollar limitation in effect under Code section 415(b)(1)(A) for the Plan Year or (ii) 140% of the amount which may be taken into account under Code section 415(b)(1)(B) for the Plan Year, where a Participant's:

             (a) "projected annual benefit" is the annual benefit provided by the plan determined pursuant to Code section 415(e)(2)(A), and

             (b) "protected current accrued benefit" in a defined benefit plan in existence (1) on July 1, 1982, shall be the accrued annual benefit provided for under Public Law 9 7-248, section 235(g)(4), as amended, or (2) on May 6, 1986, shall be the accrued annual benefit provided for under Public Law 99-514, section
                  1106(i)(3).

        13.7 "Defined Contribution Fraction" Defined

             The fraction where the numerator is the sum of the Participant's Annual Addition for each Plan Year to date and the denominator is the sum of the "annual amounts"' for each year in which the Participant has performed service with a Related Company. The "annual amount" for any Plan Year is the lesser of (i) 125% of the dollar limitation in effect under Code section 415(c)(1)(A) (determined without regard to subsection (c)(6)) for the Plan Year or (ii) 140% of the amount which may be taken into account under Code section 415(c)(1)(B) for the Plan Year, where:

             (a)  each Annual Addition is determined pursuant to the Code section 415 rules in effect for such Plan Year, and

             (b) the numerator is adjusted pursuant to Public Law 97-248, section 235(g)(3), as amended, or Public Law 99-514, section 1106(i)(4).

        13.8 Combined Plan Limits and Correction

             The sum of a Participant's Defined Benefit Fraction and Defined Contribution Fraction for any Plan Year may not exceed 1.0. If the combined fraction exceeds 1.0 for any Plan Year, the Participant's benefit under any defined benefit plan (to the extent it has not been distributed or used to purchase an annuity contract) shall be limited so


                                     48







             that the combined fraction does not exceed 1.0 before any defined contribution limits shall be enforced.

             For Plan Years commencing after December 31, 1999, the provisions of the preceding paragraph shall no longer be effective.

   14   TOP HEAVY RULES

        14.1 Top Heavy Definitions

             When capitalized, the following words and phrases have the following meanings when used in this Section:

             (a) "Aggregation Group". The group consisting of each qualified plan of the Related Companies (1) in which a Key Employee is a participant or was a participant during the determination period (regardless of whether such plan has terminated), or (2) which enables another plan in the group to meet the requirements of Code sections 401(a)(4) or 410(b). The Administrator may also treat any other qualified plan of the Related Companies as part of the group if the resulting group would continue to meet the requirements of Code sections 401(a)(4) and 410(b) with such plan being taken into account.

             (b) "Determination Date". For any Plan Year, the last Trade Date of the preceding Plan Year or, in the case of the Plan's first Plan Year, the last Trade Date of that Plan Year.

             (c) "Key Employee"'. A current or former Employee (or his or her Beneficiary) who at any time during the five year period ending on the Determination Date was:

                  (1)  an officer of a Related Company whose Compensation
                       (i) exceeds 50% of the amount in effect under Code
                       section 415(b)(1)(A) and (ii) places him or her within the following highest paid group of officers:












                                     49







                          NUMBER OF EMPLOYEES
                           NOT EXCLUDED UNDER
                             CODE SECTION                 NUMBER OF
                              41414(Q)(5)                HIGHEST PAID
                                                       OFFICERS INCLUDED

                              Less than 30                     3

                               30 to 500             10% of the number of
                                                     Employees not
                                                     excluded under Code
                                                     section 414(q)(5)

                             More than 500                    50


                  (2)  a 5% Owner,

                  (3)  a 1% Owner whose Compensation exceeds $150,000, or

                  (4) a 0.5% Owner who is among the 10 Employees owning the largest interest in a Related Company and whose Compensation exceeds the amount in effect under Code section 415(c)(1)(A).

             (d) "Plan Benefit". The sum as of the Determination Date of (1) an Employee's Account, (2) the present value of his or her other accrued benefits provided by all qualified plans within the Aggregation Group, and (3) the aggregate distributions made within the five year period ending on such Date. For this purpose, the present value of the Employee's accrued benefit in a defined benefit plan shall be determined by the method that is used for benefit accrual purposes under all such plans maintained by the Related Companies or, if there is no such single method used under all such plans, as if the benefit accrues no more rapidly than the slowest rate permitted by the fractional accrual rule in Code section 411(b)(1)(C). Plan Benefits shall exclude rollover contributions and similar transfers made after December 31; 1983 as provided in Code section 416(g)(4)(A).

             (e) "Top Heavy". The Plan's status when the Plan Benefits of Key Employees account for more than 60% of the Plan Benefits of all Employees who have performed services at any time during the five year period ending on the Determination Date. The Plan Benefits of Employees who were, but are no longer, Key Employees (because they have not been an officer or Owner during the five year period), are excluded in the determination.




                                     50







        14.2 Special Contributions

             (a) Minimum Contribution Requirement. For each Plan Year in which the Plan is Top Heavy, the Employer shall not allow any contributions (other than a Rollover Contribution from a plan maintained by a non Related Company) to be made by or on behalf of any Key Employee unless the Employer makes a contribution (other than contributions made by an Employer in accordance with a Participant's salary deferral election or contributions made by an Employer based upon the amount contributed by a Participant) on behalf of all Participants who were Eligible Employees as of the last day of the Plan Year in an amount equal to at least 3% of each such Participant's Taxable Income.

             (b) Overriding Minimum Benefit. Notwithstanding the preceding paragraph, contributions shall be permitted on behalf of Key Employees if the Employer also maintains a defined benefit plan which automatically provides a benefit which satisfies the Code section 416(c)(1) minimum benefit requirements, including the adjustment provided in Code section 416(h)(2)(A), if applicable. If the Plan is part of an Aggregation Group under which a Key Employee is receiving a benefit and no minimum contribution is provided under any other plan, a minimum contribution of at least 3% of Taxable Income shall be provided to the Participants specified in the preceding paragraph. In addition, the Employer may offset a defined benefit minimum by contributions (other than contributions made by an Employer in accordance with a Participant's salary deferral election or contributions made by an Employer based upon the amount contributed by a Participant) made to the Plan.

        14.3 Adjustment to Combined Limits for Different Plans

             For each Plan Year in which the Plan is Top Heavy, 100% shall be substituted for 125% in determining the Defined Benefit Fraction and the Defined Contribution Fraction. For Plan Years commencing after December 31, 1999, the provisions of the preceding sentence shall no longer be effective.

   15   PLAN ADMINISTRATION

        15.1 Plan Delineates Authority and Responsibility

             Plan fiduciaries include the Administrator, the Committee and/or the Trustee, as applicable, whose specific duties are delineated in the Plan and Trust. In addition, Plan

                                     51







             fiduciaries also include any other person to whom fiduciary duties or responsibilities are delegated by the Administrator, Committee, or Trustee, provided however that no such delegation shall be effective unless made in writing and signed by the fiduciary whose duties or responsibilities are being delegated. Any person or group may serve in more than one fiduciary capacity with respect to the Plan. To the extent permitted under ERISA section 405, no fiduciary shall be liable for a breach by another fiduciary.

        15.2 Fiduciary Standards

             Each fiduciary shall:

             (a) discharge his or her duties in accordance with the Plan and Trust to the extent they are consistent with ERISA;

             (b) use that degree of care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

             (c) act with the exclusive purpose of providing benefits to Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan;

             (d) diversify Plan investments, to the extent such fiduciary is responsible for directing the investment of Plan assets, so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

             (e) treat similarly situated Participants and Beneficiaries in a uniform and nondiscriminatory manner.

        15.3 Company's Benefits Committee is ERISA Plan Administrator

             The Benefits Committee maintained by the Company is the Administrator of the Plan (within the meaning of ERISA section 3(16)) and is responsible for compliance with all reporting and disclosure requirements, except those that are explicitly the responsibility of the Trustee under applicable law. The Administrator and/or Committee shall have any necessary authority to carry out such functions through the actions of the Administrator, its authorized representatives and/or the Committee.

        15.4 Administrator Duties

             The Administrator shall have the discretionary authority to construe the Plan and Trust, other than the provisions that govern the rights and responsibilities of the Trustee and to

                                     52







             do all things necessary or convenient to effect the intent and purposes thereof, whether or not such powers are specifically set forth in the Plan and Trust. Actions taken in good faith by the Administrator shall be conclusive and binding on all interested parties, and shall be given the maximum possible deference allowed by law. In addition to the duties listed elsewhere in the Plan and Trust, the Administrator's authority shall include, but not be limited to, the discretionary authority to:

             (a) determine who is eligible to participate, if a contribution qualifies as a rollover contribution, the allocation of Contributions, and the eligibility for loans, in-service withdrawals and distributions;

             (b) provide each Participant with a summary plan description no later than 90 days after he or she has become a Participant (or such other period permitted under ERlSA section 104(b)(1)), as well as informing each Participant of any material modification to the Plan in a timely manner;

             (c) make a copy of the following documents available to Participants during normal work hours: the Plan and Trust (including subsequent amendments), all annual and interim reports of the Trustee related to the entire Plan, the latest annual report and the summary plan description;

             (d) determine the fact of a Participant's death and of any Beneficiary's right to receive the deceased
                  Participant's interest based upon such proof and evidence as it deems necessary;

             (e) establish and review at least annually a funding policy bearing in mind both the short-run and long-run needs and goals of the Plan and, to the extent Participants may direct their own investments, the funding policy shall focus on which Investment Funds are available for Participants to use; and

             (f) adjudicate claims pursuant to the claims procedure described in Section 18.9.

        15.5 Advisors May be Retained

             The Administrator may retain such agents and advisors (including attorneys, accountants, actuaries, consultants, record keepers, investment counsel and administrative assistants) as it considers necessary to assist it in the performance of its duties. The Administrator shall also comply with the bonding requirements of ERISA section 412.

                                     53







        15.6 Delegation of Administrator Duties

             The Administrator may appoint a Committee to administer the Plan on its behalf. In the event that such a Committee is appointed, the Administrator shall provide the Trustee with the names and specimen signatures of any persons authorized to serve as Committee members and act as or on its behalf. Any Committee member appointed by the Administrator shall serve at the pleasure of the Administrator, but may resign by written notice to the Administrator. Committee members shall serve without compensation from the Plan for such services provided however, that members' reasonable expenses may be reimbursed in accordance with Section 15.8. Except to the extent that the Administrator otherwise provides, any delegation of duties to the Committee shall carry with it the full discretionary authority of the Administrator to complete such duties. Except for instances in which a Committee has been duly appointed and its member(s) is/are available for the performance of duties delegated to the Committee by the Administrator all references to "Committee" in this Plan and Trust shall be deemed to refer to the Administrator.

        15.7 Committee Operating Rules

             (a) Actions of Majority. Any act delegated by the Administrator to the Committee may be done by a majority of its members. The majority may be expressed by a vote at a meeting or in writing without a meeting, and a majority action shall be equivalent to an action of all Committee members.

             (b) Meetings. The Committee shall hold meetings upon such notice, place and times as it determines necessary to conduct its functions properly.

             (c) Reliance by Trustee. The Committee may authorize one or more of its members to execute documents on its behalf and may authorize one or more of its members or other individuals who are not members to give written direction to the Trustee in the performance of its duties. The Committee shall provide such authorization in writing to the Trustee with the name and specimen signatures of any person authorized to act on its behalf. The Trustee shall accept such direction and rely upon it until notified in writing that the Committee has revoked the authorization to give such direction. The Trustee shall not be deemed to be on notice of any change in the membership of the Committee, parties authorized to direct the Trustee in the performance of its duties, on the duties delegated to and by the Committee until notified in writing.

                                     54







             (d) Modification of Operating Rules. The Administrator may modify or terminate, in whole or in part, the foregoing operating rules at any time and from time to time. Any such modification or termination shall not constitute or require an amendment of the Plan and Trust.

        15.8 Fees and Expenses

             The Administrator will establish and maintain (or cause to be established and maintained) for the Plan one or more Plan Expense Account(s) for the purpose of paying, and/or reimbursing the Administrator and/or the Committee, the Company and any other third party as the Administator or Committee may deem appropriate, for payment of, expenses reasonably incurred in the administration and operation of the Plan.

        15.9 Company Not A Fiduciary

             The Company is the settlor of the Plan and is not, nor shall it be deemed to be, a fiduciary of the Plan except to the extent, if any, that it (i) exercises discretionary authority or discretionary control respecting management of the Plan, (ii) exercises any authority or control respecting management or disposition of the Plan's assets, or (iii) otherwise satisfies the definition of fiduciary with respect to the Plan for purposes of Section 3(21)(A) of ERISA. Without limiting the foregoing, the Company shall retain all rights, powers and privileges of settlor with respect to the Plan (and any underlying trust), including without limitation, the right expressly conferred upon the Company under the terms of this Plan.

   16   MANAGEMENT OF INVESTMENTS

        16.1 Trust Agreement

             All Plan assets shall be held by the Trustee in trust, in accordance with those provisions of the Plan and Trust which relate to the Trustee, for use in providing Plan benefits and paying Plan fees and expenses not paid directly by the Employer. Plan benefits shall be drawn solely from the Trust and paid by the Trustee as directed by the Administrator. Notwithstanding the foregoing, the Company may appoint, with the approval of the Trustee, another trustee to hold and administer Plan assets which do not meet the requirements of
             Section 16.2.

        16.2 Investment Funds

             The Administrator is hereby granted authority to direct the Trustee to invest Trust assets in one or more Investment

                                     55







             Funds. The number and composition of Investment Funds may be changed from time to time, without the necessity of amending the Plan and Trust. The Trustee may establish reasonable limits on the number of Investment Funds as well as the acceptable assets for any such Investment Fund. Each of the Investment Funds may be comprised of any of the following:

             (a) shares of a registered investment company, whether or not the Trustee or any of its affiliates is an advisor to, or other service provider to, such company;

             (b) collective investment funds maintained by the Trustee, or any other fiduciary to the Plan, which are available for investment by trusts which are qualified under Code sections 401(a) and 501(a);

             (c) individual equity and fixed income securities which are readily tradable on the open market;

             (d) synthetic guaranteed investment contracts and guaranteed investment contracts issued by an insurance company and/or synthetic guaranteed investment contracts and bank investment contracts issued by a bank;

             (e) interest bearing deposits (which may include interest bearing deposits of the Trustee); and

             (f)  Company Stock.

             Any Investment Fund assets invested in a collective investment fund shall be subject to all the provisions of the instruments establishing and governing such fund. These instruments, including any subsequent amendments, are incorporated herein by reference.

        16.3 Authority to Hold Cash

             The Trustee shall have the authority to cause the investment manager of each Investment Fund to maintain sufficient deposit or money market type assets in each Investment Fund to handle the lnvestment Fund's liquidity and disbursement needs. Each Participant's and Beneficiary's Sweep Account, which is used to hold assets pending investment or disbursement, shall consist of interest bearing deposits (which may include interest bearing deposits of the Trustee) and/or money market type assets or funds.

        16.4 Trustee to Act Upon Instructions

             The Trustee shall carry out instructions to invest assets in the Investment Funds as soon as practicable after such

                                     56







             instructions are received from the Administrator, Participants or Beneficiaries. Such instructions shall remain in effect until changed by the Administrator, Participants or Beneficiaries.

        16.5 Administrator Has Right to Vote Registered Investment
             Company Shares

             The Administrator shall be entitled to vote proxies or exercise any shareholder rights relating to shares held on behalf of the Plan in a registered investment company. Notwithstanding the foregoing sentence, the authority to vote proxies and exercise shareholder rights related to such shares held in a Custom Fund is vested as provided otherwise in Section 16.

        16.6 Custom Fund Investment Management

             The Administrator may designate, with the consent of the Trustee, an investment manager for any Investment Fund established by the Trustee solely for Participants of the Plan and, subject to Section 16.7, any other qualified plan of the Company or a Related Company (a "Custom Fund"). The investment manager may be the Administrator, Trustee or an investment manager pursuant to ERISA section 3(38). The Administrator shall advise the Trustee in writing of the appointment of an investment manager and shall cause the investment manager to acknowledge to the Trustee in writing that the investment manager is a fiduciary to the Plan.

             A Custom Fund shall be subject to the following:

             (a) Guidelines. Written guidelines, acceptable to the Trustee, shall be established for a Custom Fund. If a Custom Fund consists solely of collective investment funds or shares of a registered investment company (and sufficient deposit or money market type assets to handle the Custom Fund's liquidity and disbursement needs), its underlying instruments shall constitute the guidelines.

             (b) Authority of Investment Manager. The investment manager of a Custom Fund shall have the authority to vote or execute proxies, exercise shareholder rights, manage, acquire, and dispose of Trust assets. Notwithstanding the foregoing, if the Company provides for a Company Stock Fund, the authority to vote proxies and exercise shareholder rights related to shares of Company Stock held in the Company Stock Fund is vested as provided otherwise in Section 16.



                                     57







             (c) Custody and Trade Settlement. Unless otherwise agreed to by the Trustee, the Trustee shall maintain custody of all Custom Fund assets and be responsible for the settlement of all Custom Fund trades. For purposes of this Section, shares of a collective investment fund, shares of a registered investment company and synthetic guaranteed investment contracts and guaranteed investment contracts issued by an insurance company and/or synthetic guaranteed investment contracts and bank investment contracts issued by a bank, shall be regarded as the Custom Fund assets instead of the underlying assets of such instruments.

             (d) Limited Liability of Co-Fiduciaries. Neither the Administrator nor the Trustee shall be obligated to invest or otherwise manage any Custom Fund assets for which the Trustee or Administrator is not the investment manager nor shall the Administrator or Trustee be liable for acts or omissions with regard to the investment of such assets except to the extent required by ERISA.

        16.7 Master Custom Fund

             The Trustee may establish, at the direction of the Administrator, a single Custom Fund (the "Master Custom Fund"), for the benefit of the Plan and any other qualified plan of the Company or a Related Company for which the Trustee acts as trustee pursuant to a plan and trust document that contains a provision substantially identical to this provision. The assets of the Plan, to the extent invested in the Master Custom Fund, shall consist only of that percentage of the assets of the Master Custom Fund represented by the shares held by the Plan.

        16.8 Authority to Segregate Assets

             The Administrator may direct the Trustee to split an Investment Fund into two or more funds in the event any assets in the Investment Fund are illiquid or the value is not readily determinable. In the event of such segregation, the Administrator shall give instructions to the Trustee on what value to use for the split-off assets, and the Trustee shall not be responsible for confirming such value.

        16.9 Maximum Permitted Investment in Company Stock

             If the Company provides for a Company Stock Fund, the Company Stock Fund shall be comprised of Company Stock and sufficient deposit or money market type assets to handle the Company Stock Fund's liquidity and disbursement needs. The


                                     58







             Company Stock Fund may be as large as necessary to comply with Participants' and Beneficiaries' investment elections.

        16.10     Participants Have Right to Vote and Tender Company
                  Stock

             Each Participant or Beneficiary shall be entitled to instruct the Trustee as to the voting or tendering of any full or partial shares of Company Stock held on his or her behalf in the Company Stock Fund. Prior to such voting or tendering of Company Stock, each Participant or Beneficiary shall receive a copy of the proxy solicitation or other material relating to such vote or tender decision and a form for the Participant or Beneficiary to complete which confidentially instructs the Trustee to vote or tender such shares in the manner indicated by the Participant or Beneficiary. Upon receipt of such instructions, the Trustee shall act with respect to such shares as instructed.

             With regard to shares for which the Trustee receives no voting or tendering instructions from Participants or Beneficiaries, the Administrator shall instruct the Trustee with respect to how to vote or tender such shares and the Trustee shall act with respect to such shares as instructed.

        16. 11    Registration and Disclosure for Company Stock

             The Administrator shall be responsible for determining the applicability (and, if applicable, complying with) the requirements of the Securities Act of 1933, as amended, the California Corporate Securities Law of 1968, as amended, and any other applicable blue sky law. The Administrator shall also specify what restrictive legend or transfer restriction, if any, is required to be set forth on the certificates for the securities and the procedure to be followed by the Trustee to effectuate a resale of such securities.

   17   TRUST ADMINISTRATION

        17.1 Trustee to Construe Trust

             The Trustee shall have the discretionary authority to construe those provisions of the Plan and Trust that govern the rights and responsibilities of the Trustee and to do all things necessary or convenient to the administration of the Trust, whether or not such powers are specifically set forth in the Plan and Trust. Actions taken in good faith by the Trustee shall be conclusive and binding on all interested parties, and shall be given the maximum possible deference allowed by law.


                                     59







        17.2 Trustee To Act As Owner of Trust Assets

             Subject to the specific conditions and limitations set forth in the Plan and Trust, the Trustee shall have all the power, authority, rights and privileges of an absolute owner of the Trust assets and, not in limitation but in amplification of the foregoing, may:

             (a) receive, hold, manage, invest and reinvest, sell, tender, exchange, dispose of, encumber, hypothecate, pledge, mortgage, lease, grant options respecting, repair, alter, insure, or distribute any and all property in the Trust;

             (b) borrow money, participate in reorganizations, pay calls and assessments, vote or execute proxies, exercise subscription or conversion privileges, exercise options and register any securities in the Trust in the name of the nominee, in federal book entry form or in any other form as shall permit title thereto to pass by delivery;

             (c) renew, extend the due date, compromise, arbitrate, adjust, settle, enforce or foreclose, by judicial proceedings or otherwise, or defend against the same, any obligations or claims in favor of or against the Trust; and

             (d) lend, through a collective investment fund, any securities held in such collective investment fund to brokers, dealers or other borrowers and to permit such securities to be transferred into the name and custody and be voted by the borrower or others.

        17.3 United States Indicia of Ownership

             The Trustee shall not maintain the indicia of ownership of any Trust assets outside the jurisdiction of the United States, except as authorized under ERISA section 404(b).

        17.4 Tax Withholding and Payment

             (a) Withholding. The Trustee shall calculate and withhold federal (and, if applicable, state) income taxes with regard to any Eligible Rollover Distribution that is not paid as a Direct Rollover in accordance with the Participant's withholding election on as required by law if no election is made or the election is less than the amount required by law. With regard to any taxable distribution that is not an Eligible Rollover Distribution, the Trustee shall calculate and withhold federal (and, if applicable, state) income taxes in


                                     60







                  accordance with the Participant's withholding election or as required by law if no election is made.

             (b) Taxes Due From Investment Funds. The Trustee shall pay from the Investment Fund any taxes or assessments imposed by any taxing or governmental authority on such Investment Fund or its income, including related interest and penalties.

        17.5 Trust Accounting

             (a) Annual Report. Within 60 days (or other reasonable period) following the close of the Plan Year, the Trustee shall provide the Administrator with an annual accounting of Trust assets and information to assist the Administrator in meeting ERISA's annual reporting and audit requirements.

             (b) Periodic Reports. The Trustee shall maintain records and provide sufficient reporting-to allow the Administrator to properly monitor the Trust's assets and activity.

             (c) Administrator Approval. Approval of any Trustee accounting shall automatically occur 90 days after such accounting has been received by the Administrator, unless the Administrator files a written objection with the Trustee within such time period. Such approval shall be final as to all matters and transactions stated or shown therein and binding upon the Administrator.

        17.6 Valuation of Certain Assets

             If the Trustee determines the Trust holds any asset which is not readily tradable and listed on a national securities exchange registered under the Securities Exchange Act of 1934, as amended, the Trustee may engage a qualified independent appraiser to determine the fair market value of such property, and the appraisal fees shall be paid from the Investment Fund containing the asset.

        17.7 Legal Counsel

             The Trustee may consult with legal counsel of its choice, including counsel for the Employer or counsel of the Trustee, upon any question or matter arising under the Plan and Trust. When relied upon by the Trustee, the opinion of such counsel shall be evidence that the Trustee has acted in good faith.



                                     61







        17.8 Fees and Expenses

             The Trustee's fees for its services as Trustee shall be such as may be mutually agreed upon by the Company and the Trustee. Trustee fees and all reasonable expenses of counsel and advisors retained by the Trustee shall be paid in accordance with Section 6.

        17.9 Trustee Duties and Limitations

             The Trustee's duties, unless otherwise agreed to by the Trustee, shall be confined to construing the terms of the Plan and Trust as they relate to the Trustee, receiving funds on behalf of and making payments from the Trust, safeguarding and valuing Trust assets, investing and reinvesting Trust assets in the Investment Funds as directed by the Administrator, Participants or Beneficiaries, and those duties as described in this Section 17.

             The Trustee shall have no duty or authority to ascertain whether Contributions are in compliance with the Plan, to enforce collection or to compute or verify the accuracy or adequacy of any amount to be paid to it by the Employer. The Trustee shall not be liable f-or the proper application of any part of the Trust with respect to any disbursement made at the direction of the Administrator.

   18   RIGHTS, PROTECTION, CONSTRUCTION AND JURISDICTION

        18.1 Plan Does Not Affect Employment Rights

             The Plan does not provide any employment rights to any Employee. The Employer expressly reserves the right to discharge an Employee at any time, with or without cause, without regard to the effect such discharge would have upon the Employee's interest in the Plan.

        18.2 Compliance With USERRA

             Notwithstanding any provision of the Plan to the contrary, effective October 13, 1996, with regard to an Employee who after serving in the uniformed services is employed on or after December 12, 1994, within the time required by USERRA, contributions shall be made and benefits and service credit shall be provided under the Plan with respect to his or her qualified military service (as defined in Code section 414(u)(5)) in accordance with Code section 414(u). Furthermore, notwithstanding any provision of the Plan to the contrary, Participant loan payments may be suspended during a period of qualified military service, provided, however, that the Administrator may direct that interest


                                     62







             shall continue to accrue on outstanding loan balances, subject to any applicable restrictions imposed by USERRA.

        18.3 Limited Return of Contributions

             Except as provided in this Section 18.3, (i) Plan assets shall not revert to the Employer nor be diverted for any purpose other than the exclusive benefit of Participants and Beneficiaries and defraying reasonable expenses of administering the Plan; and (ii) a Participant's vested interest shall not be subject to divestment. As provided in ERISA section 403(c)(2), the actual amount of a Contribution or portion thereof made by the Employer (or the current value of such if a net loss has occurred) may revert to the Employer if:

             (a) such Contribution or portion thereof is made by reason of a mistake of fact;

             (b) a determination with respect to the initial qualification of the Plan under Code section 401(a) is not received and a request for such determination is made within the time prescribed under Code section 401(b) (the existence of and Contributions under the Plan are hereby conditioned upon such initial qualification); or

             (c) such Contribution or portion thereof is not deductible under Code section 404 (such Contributions are hereby conditioned upon such deductibility) in the taxable year of the Employer for which the Contribution is made.

             The reversion to the Employer must be made (if at all) within one year of the mistaken payment, the date of denial of qualification, or the date of disallowance of deduction, as the case may be. A Participant shall have no rights under the Plan with respect to any such reversion.

        18.4 Assignment and Alienation

             As provided by Code section 401(a)(13) and to the extent not otherwise required by law, no benefit provided by the Plan may be anticipated, assigned or alienated, except to create, assign or recognize a right to any benefit with respect to a Participant pursuant to a ODRO, or to use Participant's vested Account Balance as security for a loan from the Plan, pursuant to Code section 4975.





                                     63







        18.5 Facility of Payment

             If a Plan benefit is due to be paid to a minor on if the Administrator reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him or her, the Administrator shall have the payment of the benefit, or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting the payee, unless it has received due notice of claim therefore from a duly appointed guardian or conservator of the payee. Any payment shall to the extent thereof, be a complete discharge of any liability under the Plan to the payee.

        18.6 Reallocation of Lost Participant's Accounts

             If the Administrator cannot locate a person entitled to payment of a Plan benefit after a reasonable search, the Administrator may at any time thereafter treat such person's Account as forfeited and use such amount to reduce future Contributions to be made by an Employer as soon as administratively feasible. If such person subsequently presents the Administrator with a valid claim for the benefit, such person shall be paid the amount treated as forfeited, plus the interest that would have been earned in the Sweep Account to the date of determination. The Administrator shall pay the amount through an additional amount contributed by the Employer.

        18.7 Suspension of Certain Plan Provisions During Conversion
        Period

             Notwithstanding any provision of the Plan to the contrary, during any Conversion Period, in accordance with procedures established by the Administrator and the Trustee, the Administrator may temporarily suspend, in whole or in part, certain provisions under the Plan, which may include, but are not limited to, a Participant's right to change his or hen Contribution election, a Participant's right to change his or her investment election and a Participant's right to borrow or withdraw from his or her Account or obtain a distribution from his or her Account.

        18.8 Suspension of Certain Plan Provisions During Other Periods

             Notwithstanding any provision of the Plan to the contrary, in accordance with procedures established by the Administrator and the Trustee, the Administrator may temporarily suspend a Participant's right to borrow or withdraw from his or her Account or obtain a distribution from his or her Account, if (i) the Administrator receives a domestic relations order and the Participant's Account is a

                                     64







             source of the payment for such domestic relations order, or
             (ii) if the Administrator receives notice that a domestic relations order is being sought by the Participant, his or her spouse, former spouse, child or other dependent (as defined in Code section 152) and the Participant's Account is a source of the payment for such domestic relations order. Such suspension may continue for a reasonable period of time (as determined by the Administrator) which may include the period of time the Administrator, a court of competent jurisdiction or other appropriate person is determining whether the domestic relations order qualifies as a ODRO.

        18.9 Claims Procedure

             (a) Right to Make Claim. An interested party who disagrees with the Administrator's determination of his on her right to Plan benefits must submit a written claim and exhaust this claim procedure before legal recourse of any type is sought. The claim must include the important issues the - interested party believes support the claim. The Administrator, pursuant to the authority provided in the Plan, shall either approve or deny the claim.

             (b) Process for Denying a Claim. The Administrator's partial or complete denial of an initial claim must include an understandable, written response covering
                  (1) the specific reasons why the claim is being denied (with reference to the pertinent Plan provisions) and
                  (2) the steps necessary to perfect the claim and obtain a final review.

             (c) Appeal of Denial and Final Review. The interested party may make a written appeal of the Administrator's initial decision, and the Administrator shall respond in the same manner and form as prescribed for denying a claim initially.

             (d) Time Frame. The initial claim, its review, appeal and final review shall be made in a timely fashion, subject to the following time table:











                                     65







                                                          DAYS TO
                          ACTION                          RESPOND
                                                          FROM LAST
                                                          ACTION

                          Administrator determines        NA
                          benefit                         60 days
                          Interested party files initial  90 days
                          request                         60 days
                          Administrator's initial         60 days
                          decision
                          Interested party requests
                          final review
                          Administrator's final decision

                  However, the Administrator may take up to twice the maximum response time for its initial and final review if it provides an explanation within the normal period of why an extension is needed and when its decision shall be forthcoming.

        18.10     Construction

             Headings are included for reading convenience. The text shall control if any ambiguity or inconsistency exists between the headings and the text. The singular and plural shall be interchanged wherever appropriate. References to Participant shall include Alternate Payee and/or Beneficiary when appropriate and even if not otherwise already expressly stated.

        18.11     Jurisdiction and Severability

             The Plan and Trust shall be construed, regulated and administered under ERISA and other applicable federal laws and, where not otherwise preempted, by the laws of the State of-New Jersey with respect to issues affecting the Trustee's responsibilities and by the laws of the Commonwealth of Massachusetts with respect to all other matters. If any provision of the Plan and Trust is or becomes invalid or otherwise unenforceable, that fact shall not affect the validity or enforceability of any other provision of the Plan and Trust. All provisions of the Plan and Trust shall be so construed as to render them valid and enforceable in accordance with their intent.

        18.12     Indemnification by Employer

             The Employers hereby agree to indemnify all Plan fiduciaries against any and all liabilities resulting from any action or inaction, (including a Plan termination in which the Company


                                     66







             fails to apply for a favorable determination from the Internal Revenue Service with respect to the qualification of the Plan upon its termination), in relation to the Plan or Trust (i) including (without limitation) expenses reasonably incurred in the defense of any claim relating to the Plan or its assets, and amounts paid in any settlement relating to the Plan or its assets, but (ii) excluding liability resulting from actions or inactions made in bad faith, or resulting from the negligence or willful misconduct of the Trustee. The Company shall have the right, but not the obligation, to conduct the defense of any action to which this Section applies. The Plan fiduciaries are not entitled to indemnity from the Plan assets relating to any such action.

        18.13     Effect of Collectively Bargained Schedules

             Notwithstanding anything contained herein to the contrary, in the event that any conflict arises between the terms of the Articles of this Plan, and the terms of one or more Schedules to this Plan, then the terms of the Schedule(s) shall govern with respect to the Participants covered by the affected Schedule(s), and their Beneficiaries, provided however, that no terms of any Schedule shall be enforced to the extent that such enforcement would adversely affect the qualified status of the Plan or Trust under sections 401(a) and 501(a) of the Code, respectively.

        18.14     Release by Participants and Beneficiaries

             Except to the extent that it relieves the Administrator, the Committee or the Trustee from responsibility or liability for any responsibility, obligation or duty owing to the Plan or any Participant on Beneficiary, any payment to any Participant or to any person entitled to a benefit under the Plan, made in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims against the Trustee and the Administrator, the Committee, any or all of whom may require such Participant or person, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Trustee, the Administrator or the Committee, as the case may be.

   19   AMENDMENT, MERGER, DIVESTITURES AND TERMINATION

        19.1 Amendment

             The Company reserves the right to amend the Plan and Trust at any time, to any extent and in any manner it may deem necessary or appropriate. The Company (and not the Trustee) shall be responsible for adopting any amendments necessary

                                     67







             to maintain the qualified status of the Plan and Trust under Code sections 401(a) and 501(a). If the Committee is acting as the Administrator in accordance with Section 1.5.6, it shall have the authority to adopt Plan and Trust amendments which have no substantial adverse financial impact upon any Employer or the Plan. All interested parties shall be bound by any amendment, provided that no amendment shall:

             (a) become effective unless it has been adopted in accordance with the procedures set forth in Section 19.5;

             (b) except to the extent permissible under ERISA and the Code, make it possible for any portion of the Trust assets to revert to an Employer or to be used for, or diverted to, any purpose other than for the exclusive benefit of Participants and Beneficiaries entitled to Plan benefits and to defray reasonable expenses of administering the Plan;

             (c) decrease the rights of any Participant to benefits accrued (including the elimination of optional forms of benefits) to the date on which the amendment is adopted, or if later, the date upon which the amendment becomes effective, except to the extent permitted under ERISA and the Code; nor

             (d) permit a Participant to be paid any portion of his or her Account subject to the distribution rules of Code section 401(k) unless the payment would otherwise be permitted under Code section 401(k).

        19.2 Merger

             The Plan and Trust may not be merged or consolidated with, nor may its assets or liabilities be transferred to, another plan unless each Participant and Beneficiary would, if the resulting plan were then terminated, receive a benefit just after the merger, consolidation or transfer which is at least equal to the benefit which would be received if either plan had terminated just before such event.

        19.3 Divestitures

             In the event of a sale by an Employer which is a corporation of: (i) substantially all of the Employer's assets used in a trade or business to an unrelated corporation, or (ii) a sale of such Employer's interest in a subsidiary to an unrelated entity or individual, lump sum distributions shall be permitted from the Plan, except as provided below, to Participants with respect to Employees who continue


                                     68







             employment with the corporation acquiring such assets or who continue employment with such subsidiary, as applicable.

             Notwithstanding the preceding paragraph, distributions shall not be permitted if the purchaser agrees, in connection with the sale, to be substituted as the Company as the sponsor of the Plan onto accept a transfer in a transaction subject to Code section 414(l)(1) of the assets and liabilities representing the Participants' benefits into a plan of the purchaser or a plan to be established by the purchaser.

        19.4 Plan Termination and Complete Discontinuance of
             Contributions

             The Company may, at any time and for any reason, terminate the Plan in accordance with the procedures set forth in
             Section 19.5, or completely discontinue contributions.

             In the event of the Plan's termination, if no successor plan is established or maintained, lump sum distributions shall be made in accordance with the terms of the Plan as in effect at the time of the Plan's termination or as thereafter amended, provided that a post-termination amendment shall not be effective to the extent that it violates Section 19.1unless it is required in order to maintain the qualified status of the Plan upon its termination. The Trustee's and Employer's authority shall continue beyond the Plan's termination date until all Trust assets have been-liquidated and distributed.

        19.5 Amendment and Termination Procedures

             The following procedural requirements shall govern the adoption of any amendment or termination (a "Change") of the Plan and Trust:

             (a) The Company may adopt any Change by action of its board of directors in accordance with its normal procedures.

             (b) The Committee, if acting as Administrator in accordance with Section 15.6, may adopt any Change within the scope of its authority provided under Section 19.1and in the manner specified in Section 15.7(a).

             (c) Any Change must be (1) set forth in writing, and (2) signed and dated by an executive officer of the Company or, in the case of a Change adopted by the Committee, at least one of its members.

             (d) If the effective date of any Change is not specified in the document setting forth the Change, it shall be effective as of the date it is signed by the last

                                     69







                  person whose signature is required under clause (2) of paragraph (c) above, except to the extent that another effective date is necessary to maintain the qualified status of the Plan and Trust under Code sections 401(a) and 501(a).

             (e) No Change shall become effective until it is accepted and signed by the Trustee (which acceptance shall not unreasonably be withheld).

        19.6 Termination of Employer's Participation

             Any Employer may, at any time and for any reason, terminate its Plan participation by action of its board of directors in accordance with its normal procedures. Written notice of such action shall be signed and dated by an executive officer of the Employer and delivered to the Company. If the effective date of such action is not specified, it shall be effective on, or as soon as reasonably practicable after, the date of delivery. Upon the Employer's request, the Company may instruct the Trustee and Administrator to spin off all affected Accounts and underlying assets into a separate qualified plan under which the Employer shall assume the powers and duties of the Company. Alternatively, the Company may continue to maintain the Accounts under the Plan.

        19.7 Replacement of the Trustee

             The Trustee may resign as Trustee under the Plan and Trust or may be removed by the Company at any time upon at least 90 days written notice (on less if agreed to by both parties). In such event, the Company shall appoint a successor trustee by the end of the notice period. The successor trustee shall then succeed to all the powers and duties of the Trustee under the Plan and Trust. If no successor trustee has been named by the end of the notice period, the Company's chief executive officer shall become the trustee, or if he or she declines, the Trustee may petition the count for the appointment of a successor trustee.

        19.8 Final Settlement and Accounting of Trustee

             (a) Final Settlement. As soon as administratively feasible after its resignation or removal as Trustee, the Trustee shall transfer to the successor trustee all property currently held by the Trust. However, the Trustee is authorized to reserve such sum of money as it may deem advisable for payment of its accounts and expenses in connection with the settlement of its accounts or other fees or expenses payable by the

                                     70







                  Trust. Any balance remaining after payment of such fees and expenses shall be paid to the successor trustee.

             (b) Final Accounting. The Trustee shall provide a final accounting to the Administrator within 90 days of the date Trust assets are transferred to the successor trustee.

             (c) Administrator Approval. Approval of the final accounting shall automatically occur 90 days after such accounting has been received by the Administrator, unless the Administrator files a written objection with the Trustee within such time period. Such approval shall be final as to all matters and transactions stated or shown therein and binding upon the Administrator.





































                                     71







                        APPENDIX A - INVESTMENT FUNDS


   I.   Investment Funds Available

        The Investment Funds offered under the Plan as of the Effective Date include this set of daily valued funds:


                  Stable Value
                  Company Stock
                  S&P 500 Stock
                  AIM Constellation
                  Templeton Foreign
                  LifePath Series


   II.  Default Investment Fund

        The default Investment Fund as of the Effective Date is the Stable Value Fund.


   Ill. Maximum Percentage Restrictions Applicable to Certain Investment
   Funds

        As of the Effective Date, there are no maximum percentage restrictions applicable to any Investment Funds.

























                                     72







               APPENDIX B - PAYMENT OF PLAN FEES AND EXPENSES


   As of the Effective Date, payment of Plan fees and expenses shall be as follows:

   I. Investment Management Fees: These are paid by Participants in that management fees reduce the investment return reported and credited to Participants.

   II. Recordkeeping Fees: These are paid by Participants and are assessed monthly and billed/collected from Accounts quarterly.

   III. Loan Fees: A $3.50 per month fee is assessed and billed/collected quarterly from the Account of each Participant who has an outstanding loan balance for loans entered into on or after April 1, 1995, but that are set-up prior to migration to MLII., For loans entered into prior to April 1, 1995, these are paid by the Employer on a quarterly basis. For loans set-up after the migration to MLII, a one time $40.00 fee will be assessed and billed/collected from the Participant's Account at the time of the loan set-up.

   IV. Investment Fund Election Changes: Prior to the migration to MLII, for each investment fund election change by a Participant in excess of 10 changes per year, a $10 fee shall be assessed and billed/collected quarterly from the Participant's Account. On and after the migration to MLII there will be no limit and no fees assessed on the number of investment fund election changes by a Participant.

   V. Periodic Installment Payment Fees: A $3.00 per check fee shall be assessed and billed/collected quarterly -from the Account of each Participant for whom a check representing a periodic installment payment is issued.

   VI. Additional Fees Paid by Employer: All other Plan related fees and expenses shall be paid by the Employer. To the extent that the Administrator later elects that any such fees shall be borne by Participants, the fees shall be assessed against Participants' Accounts, and estimates of the fees shall be determined and reconciled, at least annually.











                                     73







                       APPENDIX C - LOAN INTEREST RATE


   As of the Effective Date, the interest rate charged on Participant loans shall be equal to the prime rate published in The Wall Street Journal at the time the loan is processed, plus 1%. If multiple prime rates are published in The Wall Street Journal, the prime rate selected shall be the rate closest to the last prime rate used for this purpose.

   The rate may be determined once for all loans made in a month, and the maturity may be determined to the nearest year.

   On and after the migration to MLII, the interest rate charged on Participant loans shall be provided by Merrill Lynch, shall be reviewed once each quarter and shall be equal to the prime rate published in the Wall Street Journal (Citibank Prime) on the last business day of each quarter, plus 1%.



































                                     74







                       APPENDIX D - ELIGIBLE EMPLOYEE


   As of the Effective Date, the collective bargaining units are:

   (a) Lawrence Division, International Brotherhood of Electrical Workers, Local No. 326 ("Local 326-Lawrence Employees")

   (b) Brockton Division, Utility Workers' Union of America, AFL-CIO, Local No. 273 ("Local 273-Brockton Operating Employees")

   (c) Brockton Division, Utility Workers' Union of America, AFL-CIO, Local No. 273 Clerical/Technical Unit ("Local 273-Brockton Clerical/Technical Employees")

   (d) Northern Utilities, Inc., Portland Division, Brotherhood of Utility Workers of New England, Incorporated, Local No.
        341("Local 341-Portland Employees")

   (e) Granite State Gas Transmission, Inc., Brotherhood of Utility Workers of New England, Incorporated, Local No. 341("Local 341-Granite State Employees")

   (f) Springfield Division, United Steelworkers of America, AFL-CIO, Local No. 12026 ("Local 12026-Springfield Employees")

   (g) Springfield Division, International Brotherhood of Electrical Workers, Local No. 486 ("Local 486-Springfield Employees")

   (h)  Northern Utilities, Inc., Portsmouth Division, United
        Steelworkers of America, AFLCIO-CLC, Local No. 12012-6 ("Local 12012-6-Portsmouth Employees")

   (i) EnergyUSA Brockton Propane Division, Oil, Chemical and Atomic Workers International Union AFL-CIO, Quincy Local 8-36 6 ("Local 8-366-EnergyUSA Employees")

   (j) EnergyUSA Northern Propane Division, United Steelworkers of America, AFL-CIOCLC, Amalgamated Local No. 12012-8 ("Local 12012-8-EnergyUSA Employees")













                                     75







                  SCHEDULE A - LOCAL 326 LAWRENCE EMPLOYEES

   Employee Pre-Tax Contributions Eligibility:

        First day of the month following the completion of a 60 day Period of Employment.

   Eligibility for Employer Contribution:

        First day of the next month after completing a Period of Employment consisting of twelve consecutive months in which he or she is credited with at least 1,000 Hours of Service. For each period for which Participant Contributions are made, the Employer shall make Employer Contributions, as set forth below, on behalf of each Participant who is a Local 326 Lawrence Employee and who
        (a) is not eligible to receive medical insurance coverage upon retirement or (b) would be otherwise eligible to receive medical coverage upon retirement but who in accordance with procedures prescribed by the Administrator made a one-time irrevocable election to waive his or her right to receive medical insurance coverage upon his or her retirement.

   Amount of Employer Contributions:

        07/01/96 to 06/30/99: The Employer Contribution for each period shall total 100% of each Participant's Employee Pre-Tax
        Contributions for the period, provided that no Employer
        Contribution shall be made based upon a Participant's
        Contributions in excess of 2.5% of his or her Pay.

        07/01/99 to 06/30/2002: The Employer Contribution for each period shall total 50% of each Participant's Employee Pre-Tax
        Contributions for the period, provided that no Employer
        Contribution shall be made based upon a Participant's
        Contributions in excess of 5% of his or her Pay.


















                                     76







             SCHEDULE B - LOCAL 273 BROCKTON OPERATING EMPLOYEES

   Employee Pre-Tax Contributions Eligibility:

        First day of the next month after completing a Period of Employment consisting of twelve consecutive months in which he or she is credited with at least 1,000 Hours of Service.

   Eligibility for Employer Contribution:

        First day of the next month after completing a Period of Employment consisting of twelve consecutive months in which he or she is credited with at least 1,000 Hours of Service. For each period for which Participant Contributions are made, the Employer shall make Employer Contributions, as set forth below, on behalf of each Participant who is a Local 273 Brockton Operating Employee and who (a) is not eligible to receive medical insurance coverage upon retirement or (b) would be otherwise eligible to receive medical coverage upon retirement but who in accordance with procedures prescribed by the Administrator made a one-time irrevocable election to waive his or her right to receive medical insurance coverage upon his or her retirement.

   Amount of Employer Contributions:

        The Employer Contribution for each period shall total 50% of each Participant's Employee Pre-Tax Contributions for the period, provided that no Employer Contribution shall be made based upon a Participant's Contributions in excess of 5% of his or her Pay.
























                                     77







        SCHEDULE C - LOCAL 273 BROCKTON CLERICAL/TECHNICAL EMPLOYEES

   Employee Pre-Tax Contributions Eligibility:

        First day of the next month after completing a Period of Employment consisting of twelve consecutive months in which he or she is credited with at least 1,000 Hours of Service.

   Eligibility for Employer Contribution:

        First day of the next month after completing a Period of Employment consisting of twelve consecutive months in which he or she is credited with at least 1,000 Hours of Service. For each period for which Participant Contributions are made, the Employer shall make Employer Contributions, as set forth below, on behalf of each Participant who is a Local 273 Brockton Clerical/Technical Employee and who (a) is not eligible to receive medical insurance coverage upon retirement or (b) would be otherwise eligible to receive medical coverage upon retirement but who in accordance with procedures prescribed by the Administrator made a one-time irrevocable election to waive his or her right to receive medical insurance coverage upon his or her retirement.

   Amount of Employer Contributions:

        The Employer Contribution for each period shall equal 100% of each Participant's Employee Pre-Tax Contributions for the period up to 1% of his or her Pay and 50% of each Participant's Employee Pre-Tax Contributions for the period on the next 5% of his or hen Pay, provided that no Employer Contribution shall be made based upon a Participant's Contributions in excess of 6% of his or her Pay.




















                                     78







                  SCHEDULE D - LOCAL 341 PORTLAND EMPLOYEES

   Employee Pre-Tax Contributions Eligibility:

        First day of the next month after completing a 12-month eligibility period in which he or she is credited with at least 1,000 Hours of Service.

   Eligibility for Employer Contribution:

        First day of the next month after completing a 12-month eligibility period in which he or she is credited with at least 1,000 Hours of Service. For each period for which Participant Contributions are made, the Employer shall make Employer Contributions, as set forth below, on behalf of each Participant who is a Local 341-Portland Employee and who (a) is not eligible to receive medical insurance coverage upon retirement or (b) would be otherwise eligible to receive medical coverage upon retirement but who in accordance with procedures prescribed by the Administrator made a one-time irrevocable election to waive his on her right to receive medical insurance coverage upon his or her retirement.

   Amount of Employer Contributions:

        The Employer Contribution for each period shall total 50% of each Participant's Employee Pre-Tax Contributions for the period, provided that no Employer Contribution shall be made based upon a Participant's Contributions in excess of 5% of his or her Pay.
























                                     79







               SCHEDULE E - LOCAL 341 GRANITE STATE EMPLOYEES

   Employee Pre-Tax Contributions Eligibility:

        First day of the next month after completing a 12-month eligibility period in which he or she is credited with at least 1,000 Hours of Service.

   Eligibility for Employer Contribution:

        First day of the next month after completing a 12-month eligibility period in which he or she is credited with at least 1,000 Hours of Service. For each period for which Participant Contributions are made, the Employer shall make Employer Contributions, as set forth below, on behalf of each Participant who is a Local 341-Granite State Employee and who (a) is not eligible to receive medical insurance coverage upon retirement or
        (b) would be otherwise eligible to receive medical coverage upon retirement but who in accordance with procedures prescribed by the Administrator made a one-time irrevocable election to waive his or her right to receive medical insurance coverage upon his or her retirement.

   Amount of Employer Contributions:.

        The Employer Contribution for each period shall total 50% of each Participant's Employee Pre-Tax Contributions for the period, provided that no Employer Contribution shall be made based upon a Participant's Contributions in excess of 5% of his or her Pay.
























                                     80







               SCHEDULE F - LOCAL 12026 SPRINGFIELD EMPLOYEES

   Employee Pre-Tax Contributions Eligibility:

        Prior to January 1, 2000: First day of the next month after completing a Period of Employment consisting of twelve consecutive months in which he or she is credited with at least 1,000 Hours of Service.

        Effective January 1, 2000: First day of the next month after completing a 60 day Period of Employment.

   Eligibility for Employer Contribution:

        First day of the next month after completing a 12-month eligibility period in which he or she is credited with at least 1,000 Hours of Service. For each period for which Participant Contributions are made, the Employer shall make Employer
        Contributions, as set forth below, on behalf of each Participant who is a Local 12026 Springfield Employee.

   Amount of Employer Contributions:

        Prior to January 1, 2000, a Participant who is a Local 12026-Springfield Employee is not eligible for Employer Contributions.

        Effective January 1, 2000, for each period in which Participant Contributions are made, the Employer Contribution for each period shall total 50% of each Participant's Employee Pre-Tax
        Contribution for the period, provided that no Employer
        Contribution sha!l be made based upon a Participant's
        Contributions in excess of 5% of his or her Pay.





















                                     81







                SCHEDULE G - LOCAL 486 SPRINGFIELD EMPLOYEES

   Employee Pre-Tax Contributions Eligibility:

        Prior to January 1, 2000: First day of the next month after completing a Period of Employment consisting of twelve consecutive months in which he or she is credited with at least 1,000 Hours of Service.

        Effective January 1, 2000: First day of the next month after completing a 60 day Period of Employment.

   Eligibility for Employer Contribution:

        First day of the next month after completing a 12-month eligibility period in which he or she is credited with at least 1,000 Hours of Service. For each period for which Participant Contributions are made, the Employer shall make Employer
        Contributions, as set forth below, on behalf of each Participant who is a Local 486 Springfield Employee.

   Amount of Employer Contributions:

        Prior to January 1, 2000, a Participant who is a Local 486-Springfield Employee is not eligible for Employer Contributions.

        Effective January 1, 2000, for each period in which Participant Contributions are made, the Employer Contribution for each period shall total 50% of each Participant's Employee Pre-Tax
        Contribution for the period, provided that no Employer
        Contribution shall be made based upon a Participant's
        Contributions in excess of 5% of his or her Pay.





















                                     82







               SCHEDULE H - LOCAL 12012-6 PORTSMOUTH EMPLOYEES

   Employee Pre-Tax Contributions Eligibility:

        Prior to January 1, 2000: First day of the next month after completing a Period of Employment consisting of twelve consecutive months in which he or she is credited with at least 1,000 Hours of Service.

        Effective January 1, 2000: First day of the next month after completing a 60 day Period of Employment.

   Eligibility for Employer Contribution:

        First day of the next month after completing a 12-month eligibility period in which he or she is credited with at least 1,000 Hours of Service. For each period for which Participant Contributions are made, the Employer shall make Employer
        Contributions, as set forth below, on behalf of each Participant who is a Local 12012-6 Portsmouth Employee.

   Amount of Employer Contributions:

        Prior to January 1, 2000, a Participant who is a Local 12012-6 Portsmouth Employee is not eligible for Employer Contributions.

        Effective January 1, 2000, for each period in which Participant Contributions are made, the Employer Contribution for each period shall total 50% of each Participant's Employee Pre-Tax
        Contributions for the period, provided that no Employer
        Contribution shall be made based upon a Participant's
        Contributions in excess of 5% of his or her Pay.





















                                     83







        SCHEDULE I - LOCAL 8-366 ENERGYUSA BROCKTON PROPANE EMPLOYEES

   Employee Pre-Tax Contributions Eligibility:

        First day of the next month after completing a 60 day Period of Employment.

   Eligibility for Employer Contribution:

        First day of the next month after completing a 12-month eligibility period in which he or she is credited with at least 1,000 Hours of Service. For each period for which Participant Contributions are made, the Employer shall make Employer
        Contributions, as set forth below, on behalf of each Participant who is a Local 8-366 EnergyUSA Brockton Propane Employee.

   Amount of Employer Contributions:

        Prior to January 1, 1999, a Participant who is a Local 8-366-EnergyUSA Brockton Propane Employee was not eligible for Employer Contributions.

        On or after January 1, 1999, the Employer Contribution for each period shall total 100% of the Participant's Employee Pre-Tax Contributions for the period up to 3.0% of his or her Pay and 50% of the Participant's Employee Pre-Tax Contributions for the period on the next 2.0% of his or her Pay, provided that no Employer Contribution shall be made based upon a Participant's Contributions in excess of 5% of his or her Pay.
























                                     84







       SCHEDULE J - LOCAL 12012-8 ENERGYUSA NORTHERN PROPANE EMPLOYEES

   Employee Pre-Tax Contributions Eligibility:

        First day of the next month after completing a 60-day Period of Employment.

   Eligibility for Employer Contribution:

        First day of the next month after completing a 12-month eligibility period in which he or she is credited with at least 1,000 Hours of Service. For each period for which Participant Contributions are made, the Employer shall make Employer Contributions, as set forth below, on behalf of each Participant who is a Local 12012-8 EnergyUSA Northern Propane Employee.

   Amount of Employer Contributions:

        The Employer Contribution for each period shall equal 100% of the first 3% of each Participant's Employee Pre-Tax Contributions for the period, and 50% of the next 2% of each Participant's Employee Pre-Tax Contributions for the period, provided that no Employer Contribution shall be made, based upon a Participant's Contributions in excess of 5% of his or her Pay.





























                                     85